LEASE dated as of the 31st day of May, 1996, between DEWEY SQUARE TOWER ASSOCIATES, a Massachusetts partnership having an office at One Financial Center, Boston, Massachusetts, c/o Rose Associates of Massachusetts, Inc. (referred to as "Landlord"), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation (referred to as "Tenant").

                              W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:


                                    ARTICLE 1

                          DEMISE, PREMISES, TERM, RENTS

      Section 1.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the premises hereinafter described in the building located at Dewey Square, Boston, Massachusetts, known as One Financial Center (said building is referred to as the "Building", and the Building, together with the Land, as defined in Article 2, is referred to as the "Real Property"), at the annual rental rate or rates set forth in Section 1.03, and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's Personal Property (as defined in Article 5), are referred to, collectively, as the "Demised Premises". The various portions of the Demised Premises, the agreed rentable area thereof and the designation used herein to reference such portions are as follows:

                               "Primary Premises":

                  entire ninth (9th) floor (23,847 square feet)
                 entire tenth (10th) floor (23,847 square feet)
                entire eleventh (11th) floor (23,847 square feet)
                entire twelfth (12th) floor (23,854 square feet)
               entire fourteenth (14th) floor (23,681 square feet)
             portion of thirteenth (13th) floor (14,058 square feet)

                             "Seventh Floor Space":

               portion of seventh (7th) floor (6,192 square feet)

                                "Expansion Area":

             portion of thirteenth (13th) floor (9,623 square feet)

The location of any portion of the Demised Premises consisting of less than an entire floor is shown on the plans attached hereto as Exhibit A and made a part hereof.

      Section 1.02. A. The Demised Premises are leased for a term (referred to as the "Demised Term") to commence on the Commencement Date and to end on the Expiration Date (as such terms are hereinafter defined), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

      B. In the case of the Primary Premises, the Commencement Date shall be June 1, 1996 and the Expiration Date shall be May 31, 2006.

      C. In the case of the Seventh Floor Space, the Commencement Date shall be September 11, 1996 and the Expiration Date shall be May 31, 2002. Tenant may, by written notice to Landlord given on or before May 31, 2001, delay said Expiration Date and extend the Demised Term applicable to the Seventh Floor Space through May 31, 2006, on the same terms and conditions set forth herein. Notwithstanding the foregoing, Landlord may, by notice to Tenant given on or before November 30, 2000, rescind the foregoing option (despite the prior exercise thereof by Tenant) in the event that the Seventh Floor Space is to be leased to Federal Insurance Company, an Indiana corporation, or its successors or assigns.

      D. The Commencement Date applicable to the Expansion Area shall be the date on which Landlord delivers possession thereof to Tenant free and clear of other tenants and occupants, having substantially completed the Work described in Schedule A attached hereto and made a part hereof, or such sooner date on which Tenant first conducts business in any part of the Expansion Area. Tenant shall be entitled to a credit of $1,186 (referred to as the "Delay Credit") for each day after September 24, 1997 (referred to as the "Construction Deadline") on which said Commencement Date shall not have occurred for reasons other than
(i) delays or defaults attributable to Tenant or (ii) delays attributable to the inclusion, as part of such Work, of a stairway connecting the Expansion Area to other portions of the Demised Premises. Any such credit shall be applied against installments of Fixed Rent becoming due hereunder. Promptly following the substantial completion of such Work, Landlord shall obtain from the Boston Inspectional Services Department a certificate authorizing the use and occupancy of the Expansion Area pursuant to the applicable provisions of the Massachusetts State Building Code and deliver a copy of said certificate to Tenant. Landlord further agrees to indemnify and save Tenant harmless of and from all loss, liability, penalties, fines, costs and expenses (including without limitation reasonable counsel fees) incurred as a result of Tenant's being forced by governmental authorities to cease business operations in the Expansion Area following the Commencement Date applicable thereto on account of Landlord's failure to have obtained said certificate. After the determination of the Commencement Date applicable to the Expansion Area, each party agrees, upon demand of the other, to execute, acknowledge and deliver to the other an instrument, in the form attached hereto as Exhibit B and made a part hereof, setting forth said Commencement Date. Landlord shall notify Tenant at least fifteen (15) days in advance of the date on which Landlord reasonably anticipates that the Commencement Date applicable to the Expansion Area will occur. Following such notice, Tenant may, at its risk and subject to all applicable terms and conditions of this Lease, prepare the Expansion Area for occupancy so long as Tenant does not thereby interfere with the performance of Landlord's Work hereunder. The Expiration Date applicable to the Expansion Area shall be May 31, 2006.

      Section 1.03. A. Subject to application of the credit provided for in
Section 40.01, Tenant shall pay rent to Landlord at the annual rate (referred to as "Fixed Rent") hereinafter set forth. In the case of the Primary Premises, Fixed Rent shall be payable in accordance with the following schedule:

      With respect to the                 Fixed Rent shall be payable
       following period:                    at the annual rate of:
      -------------------                 ---------------------------
   June 1, 1996 - May 31, 2001            $3,994,020.00 ($30 psf)
   June 1, 2001 - May 31, 2006            $4,326,855.00 ($32.50 psf)

In the case of the Seventh Floor Space, Fixed Rent shall be payable in accordance with the following schedule:

      With respect to the                 Fixed Rent shall be payable
      following period:                     at the annual rate of:
      -------------------                 ---------------------------
September 11, 1996 - May 31, 2001            $154,800.00 ($25 psf)
June 1, 2001 - May 31, 2006                  $185,760.00 ($30 psf)

In the case of the Expansion Area, Fixed Rent shall be payable in accordance with the following schedule:

      With respect to the                 Fixed Rent shall be payable
      following period:                      at the annual rate of:
      -------------------                 ---------------------------
  Through May 31, 2001                      $288,690.00 ($30 psf)
  June 1, 2001 - May 31, 2006               $312,747.60 ($32.50 psf)

As used herein, the abbreviation "psf" refers to a Fixed Rent rate expressed as a specified amount per rentable square foot. Whenever any provision of this Lease provides for a proportional or other partial abatement of Fixed Rent, such abatement shall be calculated by reference to the Fixed Rent allocable hereunder to the applicable portion of the Demised Premises.

      B. The Fixed Rent and any additional rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord at its office (or at such other place as Landlord may designate in a notice to Tenant) in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease. The Fixed Rent shall be payable in equal monthly installments in advance, on the first (1st) day of each month during the Demised Term (except as otherwise provided in subsection C of this Section).

      C. Fixed Rent shall be prorated in the case of any month during which the Commencement Date or the last day of the Demised Term occurs.

      Section 1.04. Tenant covenants (i) to pay the Fixed Rent and any additional rent payable pursuant to the provisions of this Lease, and (ii) to observe and perform, and to permit no violation of, the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.


                                    ARTICLE 2

                                   DEFINITIONS

      Section 2.01. As used in this Lease, the following terms shall have the following respective meanings:

      Alterations:  As defined in Section 4.01.

      Annual Expenses:  As defined in Section 23.01.

      Authority:  As defined in Section 8.01.

      Base Expenses:  As defined in Section 23.01.

      Building:  As defined in Section 1.01.

      Building Rules:  As defined in Section 35.01.

      business days: All days other than Saturdays, Sundays and holidays, as defined in this Article.

      Commencement Date:  As defined in Section 1.02.

      Commonwealth Lease:  As defined in Section 8.01.

      Deficiency:  As defined in Section 19.01.

      Demised Premises:  As defined in Section 1.01.

      Demised Term:  As defined in Section 1.02.

      Electrical Inclusion Factor:

                                    The Electrical Inclusion
            With respect to the:       Factor shall be:
            -------------------         ---------------

            Primary Premises               $133,134
            Seventh Floor Space              $6,192
            Expansion Area                   $9,623

      Escalation Year:  As defined in Section 23.01.

      Events of Default:  As defined in Section 17.01.

      Expiration Date:  As defined in Section 1.02.

      FHWA:  As defined in Section 14.01.

      Fixed Rent:  As defined in Section 1.03.

      Holidays: All days (i) observed as legal holidays by either the City of Boston, the Commonwealth of Massachusetts or the Federal Government, and (ii) designated as holidays in any union contract covering building service employees in the Building.

      HVAC:  As defined in Section 31.02.

      Included Improvements:  As defined in Section 23.01.

      Land: The land on which the Building is located, including that portion thereof affected by the Commonwealth Lease, as defined in said Section 8.01, including, without limitation, that portion of the land affected by the Commonwealth Lease which is reserved to the Landlord thereunder and is included in the term "Non-Leased Premises", as defined therein, and upon which structural supports for a portion of the Building are located.

      Land Disposition Agreement:  As defined in Section 8.01.

      Landlord's Escalation Statement:  As defined in Section 23.01.

      Monthly Escalation Installment Notice:  As defined in Section 23.01.

      Mortgage:  As defined in Section 8.01.

      Non-Leased Premises:  (See definition of Land, above).

      Operating Expenses:  As defined in Section 23.01.

      Overtime Periods:  As defined in Section 31.06.

      Partnership Tenant:  As defined in Section 28.01.

      Person or persons: Shall include natural persons, firms, corporations, associations, and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

      Prime Rate: The rate of interest announced by State Street Bank and Trust Company or its successor from time to time as its "Prime Rate".

      Real Property:  As defined in Section 1.01.

      Subletting Profit:  As defined in Section 12.03.

      Taxes:  As defined in Section 23.01.

      Tenant's Personal Property:  As defined in Section 5.01.

      Tenant's Proportionate Share:  As defined in Section 23.01.


                                    ARTICLE 3

                                USE AND OCCUPANCY

      Section 3.01. Tenant shall use and occupy the Demised Premises for general office purposes.

      Section 3.02. Tenant shall not use or occupy, or permit the use or occupancy of, the Demised Premises or any part thereof, for any purpose other than the purpose specifically set forth in Section 3.01, or in any manner which, in Landlord's reasonable judgment, (a) shall adversely affect or interfere with
(i) any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or (ii) the proper rendition of any such service or the cost thereof, or (iii) the use or enjoyment of any part of the Building by any other tenant or occupant, or (b) shall tend to impair the character or dignity of the Building.


                                    ARTICLE 4

                                   ALTERATIONS

      Section 4.01. Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Demised Premises (referred to collectively, as "Alterations", which term shall exclude the Work to be performed by Landlord pursuant to Schedule A) without Landlord's prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any nonstructural Alterations proposed to be made by Tenant to adapt the Demised Premises for Tenant's business purposes. Such consent shall not be required in the case of any repainting or similar work of a purely cosmetic or decorative nature. Notwithstanding the foregoing provisions of this Section or Landlord's consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions: All Alterations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Landlord may, from time to time, reasonably designate; all Alterations shall, when completed, be of such a character as not to materially reduce the economic value of the Building below its value immediately before such Alterations; no Alterations shall diminish or reduce the structural integrity of the Building; Alterations shall be made only by contractors or mechanics approved by Landlord, such approval not unreasonably to be withheld or delayed (notwithstanding the foregoing, all Alterations requiring mechanics in trades with respect to which Landlord has adopted or may hereafter adopt a list or lists of approved contractors shall be made only by contractors selected by Tenant from such list or lists, but only to the extent that such contractors offer competitive pricing); no Alteration shall affect any part of the Building other than the Demised Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building; no Alteration shall affect the outside appearance of the Building or the color or style of any venetian blinds (except that Tenant may remove any venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color); all business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration perceptible outside the Demised Premises or noise or annoyance to other tenants or occupants of the Building; Tenant shall submit to Landlord reasonably detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration; prior to the commencement of each Alteration, Tenant shall have procured and paid for, and exhibited to Landlord, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions and authorities having or claiming jurisdiction; prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord duplicate original policies of worker's compensation insurance covering all persons to be employed in connection with such Alteration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord, its agents and any lessor under any ground or underlying lease shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, reasonably satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration; all Alterations in or to the electrical facilities in or serving the Demised Premises shall be subject to the provisions of subsection B of Section 31.04; all fireproof wood test reports, electrical and air conditioning certificates, and all other permits, approvals and certificates required by all governmental authorities shall be timely obtained by Tenant and submitted to Landlord; all Alterations, once commenced, shall be made promptly and in a good and workmanlike manner; notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be made and performed in full compliance with all applicable laws, orders and regulations (including, but not limited to, the energy conservation provisions of the Massachusetts Building Code) of Federal, State, County and Municipal authorities and with all directions of all public officers, and with all applicable rules, orders, regulations and requirements of the Boston Board of Fire Underwriters and the New England Fire Insurance Rating Organization or any similar body; all Alterations shall be made and performed in accordance with the Building Rules; all materials and equipment to be installed, incorporated or located in the Demised Premises as a result of any Alteration shall be of first quality and condition; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement of any kind; in the event Landlord or its agents employ any independent architect or engineer to examine any plans or specifications submitted by Tenant to Landlord in connection with any proposed Alteration, Tenant agrees to pay to Landlord a sum equal to any reasonable fees charged by such architect or engineer to Landlord in connection therewith. Any consent or approval required from Landlord pursuant to the provisions of this Section shall be deemed to have been granted unless Landlord notifies Tenant to the contrary within thirty (30) days following receipt of Tenant's written request therefor so long as such request expressly and conspicuously recites the effect of Landlord's failure to respond thereto as aforesaid.

      Section 4.02. In the event of any dispute between Landlord and Tenant as to the reasonability of Landlord's failure or refusal to grant any consent or approval requested by Tenant pursuant to the provisions of Section 4.01 with respect to which Landlord has agreed to act reasonably, such dispute shall be determined by arbitration in accordance with the provisions of Article 33.

      Section 4.03. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, for the performance of any labor or the furnishing of any material for any specific Alteration to, or repair of, the Demised Premises, the Building, or any part of either. Any mechanic's or other lien filed against the Demised Premises or the Building or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, or based upon any act or omission or alleged act or omission of Tenant (excluding any lien arising from the performance of the Work pursuant to Schedule A), shall be discharged by Tenant, at Tenant's sole cost and expense, by filing any bond required by law or otherwise, within ten (10) days after notice of the filing of such lien.

      Section 4.04. Tenant shall not, at any time prior to or during the Demised Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any labor conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.


                                    ARTICLE 5

                            OWNERSHIP OF IMPROVEMENTS

      Section 5.01. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Notwithstanding the foregoing, any such fixtures, improvements, additions and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord, whether pursuant to Schedule A or otherwise, and which are removable without material damage to the Demised Premises, shall be and remain the property of Tenant and are referred to as "Tenant's Personal Property". Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.


                                    ARTICLE 6

                                     REPAIRS

      Section 6.01. Tenant shall take good care of the Demised Premises (excluding those areas reserved to Landlord pursuant to the provisions of Section 14.02) and, at Tenant's sole cost and expense, shall make all repairs and replacements, structural and otherwise, ordinary and extraordinary, foreseen and unforeseen, as and when needed to preserve the Demised Premises in good and safe working order and in first class repair and condition, except for damage by fire or other casualty for which Tenant is not otherwise liable and except further that Tenant shall not be required to make any such structural repairs or structural replacements to the Demised Premises unless necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any such person. Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall also (i) make all replacements, as and when necessary, to the lamps, tubes, ballasts, and starters in the lighting fixtures installed in the Demised Premises, (ii) make all repairs and replacements, as and when necessary, to Tenant's Personal Property and to any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant, and (iii) if the Demised Premises shall include any space on any ground, street, mezzanine or basement floor in, or facing the atrium or any public portion of, the Building, make all replacements, as and when necessary, to all windows and plate and other glass in, on or about such space, and obtain and maintain, throughout the Demised Term, plate glass insurance policies issued by companies, and in form and amounts, reasonably satisfactory to Landlord, in which Landlord, its agents and any lessor under any ground or underlying lease shall be named as parties insured, and (iv) perform all maintenance and make all repairs and replacements, as and when necessary, to any air conditioning equipment, private elevators, escalators, conveyors or mechanical systems (other than the Building's standard equipment and systems) which may be installed in the Demised Premises by Landlord, Tenant or others. The provisions of the foregoing sentence shall not, in and of themselves, be deemed to give to Tenant any right to install air conditioning equipment, elevators, escalators, conveyors or mechanical systems. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with, and subject to the provisions of, Section 4.01 and shall be at least equal in quality and class to the original work or installation. The necessity for, and adequacy of, repairs and replacements pursuant to this Article 6 shall be measured by the standard which is appropriate for first class office buildings of similar construction and class in the Boston, Massachusetts area. In no event shall Tenant be obligated to make any repair to the Demised Premises to the extent necessitated by the acts, omissions or negligence of Landlord or any of Landlord's servants, employees, contractors or agents. Subject to Tenant's obligations hereunder and except as otherwise herein provided in the case of damage by fire or other casualty or as a result of an eminent domain taking, Landlord shall, within a reasonable time, make all repairs and replacements necessary to maintain in good condition the roof, exterior walls, floor slabs, foundations and other structural components of the Building as well as all lavatories, elevators, sanitary, electrical, heating and air conditioning systems and other common areas and facilities of the Building serving the Demised Premises. Landlord shall further be responsible for removing snow and ice from any exterior passageways on the Property and maintaining any landscaped areas outside the Building.


                                    ARTICLE 7

                              COMPLIANCE WITH LAWS

      Section 7.01. Tenant, at Tenant's sole cost and expense, shall comply with all present and future laws, orders and regulations (including, but not limited to, the Americans with Disabilities Act and the energy conservation provisions of the Massachusetts Building Code) of Federal, State, County and Municipal authorities, and with all directions, requirements, orders and notices of violation thereof, issued by all public officers, which shall impose any duty upon Landlord or Tenant with respect to the particular manner in which Tenant or any person claiming through or under Tenant makes use of the Demised Premises, or arising out of acts, omissions, or negligence of Tenant or any such person or any of their servants, employees, contractors, agents, visitors or licensees, whether ordinary or extraordinary, foreseen or unforeseen. Landlord shall be responsible for such compliance (i) relative to the common areas and facilities of the Building and (ii) to the extent necessary in order to allow the continued use of the Demised Premises for general office purposes. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of, Section 4.01.

      Section 7.02. Tenant shall not do anything, or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Demised Premises, or (iv) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all present and future rules, orders, regulations and requirements of the Boston Board of Fire Underwriters and the New England Fire Insurance Rating Organization or any similar body and the issuer of any insurance obtained by Landlord covering the Building and/or the Real Property, whether ordinary or extraordinary, foreseen or unforeseen.

      Section 7.03. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates applicable to the Building or property located therein issued by I.S.O. Commercial Risk Services, Inc., or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

                                    ARTICLE 8

                         SUBORDINATION, ATTORNMENT, ETC.

      Section 8.01. A. This Lease and all rights of Tenant under this Lease are, and shall remain, unconditionally subject and subordinate in all respects to (a) all ground or underlying leases now or hereafter affecting the Real Property or any portion thereof, including, without limitation, a certain amended and restated lease (the "Commonwealth Lease"), dated May 6th, 1982, between the Commonwealth of Massachusetts, as landlord, and Bostrose Associates, L.P., as tenant, affecting a portion of the Land, and (b) all mortgages which may now or hereafter affect such leases or the Real Property, including, without limitation, certain mortgages and security agreements (collectively the "Mortgage"), between Dewey Square Tower Associates, as mortgagor, and Metropolitan Life Insurance Company, as mortgagee, and to all advances made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, such leases and mortgages, and (c) the Urban Renewal Plan - Central Business District South Station Urban Renewal Area, Project No. Mass. R-82C, dated May, 1968 and as approved by the City Council on February 24, 1969, a copy of which is recorded at Suffolk Registry of Deeds in Book 8632, Page 602, as amended by a Proclaimer of Minor Modification approved by the Boston Redevelopment Authority (the "Authority") on August 6, 1981, and recorded with said Deeds on May 4, 1982 as Instrument #163, and (d) a certain Amended and Restated Land Disposition Agreement (the "Land Disposition Agreement"), dated May 3rd, 1982, between the Authority, Rose Associates and Bostrose Associates, L.P. Landlord warrants and represents that none of the instruments hereinabove specified prohibits the making of this Lease or materially impairs Tenant's ability to make use of the Demised Premises as herein permitted. The foregoing provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate or other instrument which Landlord, or any lessor under any ground or underlying lease, or any holder of any such mortgage or the Authority may reasonably request. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder (except to the extent permitted by Section 45.02) or to terminate this Lease (except as herein provided in the case of damage by fire or other casualty or as a result of an eminent domain taking) shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to the holder of the Mortgage and to the holder or holders of any other mortgage of whom Tenant has been given written notice specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) the holder or holders of such mortgages, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this sentence shall be deemed to impose any obligation on any such holders to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Building if any such holder elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, provided that such Mortgagee shall investigate the condition complained of within thirty (30) days after notice thereof and thereafter pursue any required corrective action with all due diligence.

      B. Notwithstanding the provisions of subsection A of this Section 8.01, the holder of any mortgage to which the Lease is subject and subordinate, as provided in said subsection A, shall have the right, at its sole option, to subordinate and subject its mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

      Section 8.02. If, at any time prior to the expiration of the Demised Term, any ground or underlying lease under which Landlord then shall be the lessee shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property, or of the holder of any mortgage in possession of the Real Property or the Building, or of any lessee under any other ground or underlying lease covering premises which include the Demised Premises, to attorn, from time to time, to any such owner, holder, or lessee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Demised Premises. The provisions of this Section shall enure to the benefit of any such owner, holder, or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such ground or underlying lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to any such owner, holder, or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee.

      Section 8.03. From time to time, within ten (10) days next following Landlord's request, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord, (i) stating that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults. Tenant acknowledges that any statement delivered pursuant to this Section may be relied upon by any purchaser or owner of the Building, or the Real Property or any part thereof, or Landlord's interest in the Building or the Real Property or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

      Section 8.04. If Landlord assigns its interest in this Lease, or the rents payable hereunder, to the holder of any mortgage or the lessor of any ground or underlying lease, whether the assignment shall be conditional in nature or otherwise, Tenant agrees that (a) the execution thereof by Landlord and the acceptance by such holder or lessor shall not be deemed an assumption by such holder or lessor of any of the obligations of the Landlord under this Lease unless such holder or lessor shall, by written notice sent to Tenant, specifically otherwise elect; and (b) except as aforesaid, such holder or lessor shall be treated as having assumed Landlord's obligations hereunder only upon the foreclosure of such holder's mortgage or the termination of such lessor's lease and the taking of possession of the Demised Premises by such holder or lessor, as the case may be.

Section 8.05. The provisions of this Article relating to the subordination of this Lease to any future mortgage or ground lease and Tenant's attornment to the mortgagee or lessee thereunder (referred to in this Section as the "holder") shall be subject to the execution and delivery to Tenant of an agreement, in the holder's customary form, in which the holder agrees to recognize the provisions of Tenant hereunder in the event that the holder succeeds to Landlord's interest in this Lease. Nothing contained herein shall be deemed to affect the prior rights of the holder with respect to any insurance proceeds or condemnation awards or to render the holder:

                  (a) liable for any act or omission of a prior lessor (including Landlord);

                  (b) subject to any offsets or defenses which Tenant may have against any prior lessor (including Landlord);

                  (c) bound by any rent or other sum which Tenant may have paid in advance to any prior lessor (including Landlord);

                  (d) bound by any amendment or other modification of this Lease made without the prior consent of the holder;

                  (e) liable for the performance of the Work pursuant to
            Schedule A or, in the event of any casualty or taking more particularly described in Articles 10 and 11, for any repairs, replacements, rebuilding or restoration except as can reasonably be accomplished from the net proceeds of insurance or the net condemnation award actually received by or made available to the holder; or

                  (f) liable for the return of any security deposit not actually received by the holder.

In addition, Landlord shall arrange to have the holder of the Mortgage join in the execution and delivery of an agreement in the form attached hereto as Exhibit C and made a part hereof.


                                    ARTICLE 9

                               PROPERTY LOSS, ETC.

      Section 9.01. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise. Neither (i) the performance by Landlord, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor (ii) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor
(iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv)(subject to Landlord's repair obligations hereunder) any latent defect in the Building or in the Demised Premises, nor (v) any closing, darkening or bricking up of any windows of the Demised Premises for any reason whatsoever (unless closed, darkened or bricked up, other than on a temporary basis for not more than five (5) consecutive days or such longer period as may be appropriate in circumstances of the type described in Article 26, by Landlord), nor (vi) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events of occurrences referred to in the foregoing subdivisions (i) through (v), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as may be otherwise set forth in Section 45.02), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or any lessor under any ground or underlying lease, other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's agents, servants or employees in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

                                   ARTICLE 10

                      DESTRUCTION -- FIRE OR OTHER CASUALTY

      Section 10.01. If the Demised Premises shall be damaged by fire or other casualty, Tenant shall give prompt notice to Landlord of such damage and Landlord, at Landlord's expense, shall repair such damage. For purposes hereof, damage to the Demised Premises shall be deemed to include instances wherein the Demised Premises have been rendered untenantable or inaccessible on account of a fire or other casualty occurring elsewhere in the Building. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's Personal Property or any other property or effects of Tenant. If the entire Demised Premises shall be rendered untenantable by reason of any such damage, the Fixed Rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Fixed Rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Fixed Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. The provisions of this Article 10 shall be considered an express agreement governing any instance of damage or destruction to the Building or the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty occurring at such time as less than one (1) year remains in the Demised Term, or (ii) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, the Fixed Rent shall be apportioned as of such date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 10.02. Landlord shall keep in force casualty insurance with respect to the Building in an amount approximately equal to the full replacement cost thereof. Such insurance shall afford protection against fire and the other perils customarily covered by a so-called "all risk" policy. Landlord shall obtain and maintain, throughout the Demised Term, in Landlord's fire insurance policies covering the Building, provisions (so long as the same are commercially available) to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord's fire insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Landlord for such additional premium for the remainder of the Demised Term, Landlord shall require the inclusion of such or similar provisions by Landlord's fire insurance carriers. As long as such or similar provisions are included in Landlord's fire insurance policies then in force, Landlord hereby waives (i) any obligation on the part of Tenant to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Landlord to Tenant, be deemed of no further force or effect.

      Section 10.03. Except to the extent expressly provided in Section 10.02, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building by fire or other casualty.

      Section 10.04. Tenant acknowledges that it has been advised that Landlord's insurance policies do not cover the Tenant's property in the Demised Premises; accordingly, it shall be Tenant's obligation to obtain and maintain insurance covering its property in the Demised Premises. Tenant shall obtain and maintain, throughout the Demised Term, in Tenant's fire insurance policies covering Tenant's property in the Demised Premises (and shall cause any other permitted occupants of the Demised Premises to obtain and maintain, in similar policies), provisions (so long as the same are commercially available) to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Tenant shall give Landlord notice thereof. In such event, if Landlord agrees, in writing, to reimburse Tenant or any person claiming through or under Tenant, as the case may be, for such additional premium for the remainder of the Demised Term, Tenant shall require the inclusion of such or similar provisions by such fire insurance carriers. As long as such or similar provisions are included in such fire insurance policies then in force, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any lessors under any ground or underlying leases, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time such fire insurance carriers shall not include such or similar provisions in any such fire insurance policy, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

      Section 10.05. In the event that Landlord becomes obligated to undertake any repair or restoration work with respect to the Demised Premises pursuant to this Article as a consequence of damage by fire or other casualty, Landlord shall furnish to Tenant as soon as practicable an estimate of the time reasonably required to substantially complete such work. If (a) no such estimate is furnished within sixty (60) days following such casualty, or (b) according to such estimate, such work is not expected to be substantially completed within twelve (12) months following such casualty, or (c) such work is not in fact substantially completed within twelve (12) months following such casualty (which period may be extended for not more than three (3) additional months on account of delays of the type described in Article 26), or (d) the Demised Premises are substantially damaged by any such casualty occurring at such time as less than one (1) year remains in the Demised Term, Tenant may elect to terminate this Lease by notice given to Landlord within thirty (30) days after the expiration of said sixty (60) day period, or the furnishing of such estimate, or the expiration of said twelve (12) month period (extended as aforesaid), or the occurrence of said substantial casualty damage, as the case may be, whereupon this Lease and the Demised Term shall come to an end with the same force and effect as if the date of such notice were the Expiration Date.


                                   ARTICLE 11

                                 EMINENT DOMAIN

      Section 11.01. If the whole of the Demised Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Demised Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease and the Demised Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. If only a part of the Real Property shall be so acquired or condemned, then (i) whether or not the Demised Premises shall be affected thereby (unless only an insubstantial part of the Real Property is so acquired or condemned), Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease, and (ii) if the part of the Real Property so acquired or condemned shall contain more than ten (10%) percent of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Demised Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty
(30) days' notice of termination of this Lease. In the event any such thirty
(30) days' notice of termination is given, by Landlord or Tenant, this Lease and the Demised Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned and this Lease and the Demised Term shall not be terminated pursuant to the foregoing provisions of this Section, Landlord, at Landlord's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Demised Term pursuant to the provisions of this Section, the Fixed Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Landlord to Tenant.

      Section 11.02. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Demised Term and Tenant hereby expressly assigns to Landlord all of its rights in and to any such award. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceeding for the value of any items of Tenant's Personal Property which are compensable, in law, as trade fixtures, or for moving and relocation damages separately payable to Tenant.


                                   ARTICLE 12

                            ASSIGNMENT AND SUBLETTING

      Section 12.01. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Landlord in each instance, it shall not, subject to the applicable provisions of Sections 12.03 and 12.04, (i) assign, whether by consolidation, merger or otherwise, mortgage or encumber its interest in this Lease, in whole or in part, or (ii) sublet, or permit the subletting of, the Demised Premises or any part thereof, or (iii) permit the Demised Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant or a parent, subsidiary or affiliate of Tenant. The sale, pledge, transfer or other alienation of (a) a majority interest in the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market), or (b) any controlling interest in any partnership or joint venture Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions (referred to as an "Indirect Assignment"), shall be deemed, for the purposes of this Section, an assignment of this Lease.

      Section 12.02. If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Landlord may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Landlord, after default beyond the applicable grace period by Tenant under this Lease, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, whether with or without Landlord's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof (provided however that such fees shall not exceed $1,000 in the case of each such transaction). Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Section, nor any application of any such rent as provided in this Section, shall, in any circumstances, relieve Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

      Section 12.03. As long as Tenant is not in default beyond the applicable grace period under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Landlord agrees not unreasonably to withhold Landlord's prior consent to sublettings by Tenant of all or parts of the Demised Premises, it being specifically understood and agreed that Landlord may withhold such consent if, in Landlord's reasonable judgment, the occupancy of the proposed subtenant will tend to impair the character or dignity of the Building or impose any additional burden upon Landlord in the operation of the Building. Tenant acknowledges that it has been advised that the consent of the holder of the Mortgage is required for any such subletting, and Tenant agrees that Landlord shall have no obligation to consent to any subletting if the holder of such Mortgage refuses to consent thereto (provided however that Landlord shall use diligent efforts to obtain such consent whenever Landlord is prepared to grant its own consent as aforesaid). Each such subletting shall be for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby, for the use permitted in this Lease, and at no time shall there be more than five (5) occupants, including Tenant, on any one floor. Neither such subtenant nor its heirs, distributees, executors, administrators, legal representatives, successors or assigns, without the prior consent of Landlord and the holder of the Mortgage shall (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or permit the subletting of, that part of the Demised Premises affected by such subletting or any part thereof, or (iii) permit such part of the Demised Premises affected by such subletting or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such subtenant. The sale, pledge, transfer or other alienation of (a) a majority interest in the issued and outstanding capital stock of any corporate subtenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (b) any controlling interest in any partnership or joint venture subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed, for the purposes of this Section, an assignment of such sublease. Without Landlord's prior consent, Tenant shall not (a) negotiate or enter into a proposed subletting with any tenant, subtenant or occupant of any space in the Building other than an Eligible Subtenant (as hereinafter defined), or (b) list or otherwise publicly advertise the Demised Premises or any part thereof for subletting at a rental rate lower than the rental rate at which Landlord is then offering to rent comparable space in the Building (provided however that the preceding clause (b) shall not be deemed to prohibit such subletting at such lower rental rate without public disclosure thereof). For purposes hereof, an "Eligible Subtenant" shall be a tenant, subtenant or occupant occupying space in the Building at such time as Landlord is not able to deliver to such tenant, subtenant or occupant, for a period beginning on or before or within six (6) months after the date on which the term of the proposed subletting would commence and continuing through the date on which said term would end, space elsewhere in the Building comparable in size to the proposed sublet area. Landlord shall, whenever requested in writing by Tenant with respect to a prospective subletting, advise Tenant as to whether the proposed subtenant is an Eligible Subtenant. Said proposed subtenant shall be deemed an Eligible Subtenant unless Landlord notifies Tenant to the contrary within fourteen (14) days after receipt of such request so long as such request expressly and conspicuously recites the effect of Landlord's failure to respond thereto as aforesaid. Prior to any proposed subletting, Tenant shall submit to Landlord a statement containing the name and address of the proposed subtenant and all of the principal terms and conditions of the proposed subletting including, but not limited to, the proposed commencement and expiration dates of the term thereof. Unless the proposed sublet area shall constitute an entire floor or floors, such statement shall be accompanied by a floor plan delineating the proposed sublet area. In the event of any dispute between Landlord and Tenant as to the reasonableness of Landlord's failure or refusal to consent to any subletting, such dispute shall be submitted to arbitration, in accordance with the provisions of Article 33. Landlord shall be deemed to have granted its consent to the proposed subletting unless Landlord notifies Tenant to the contrary within the Review Period (as such term is hereinafter defined) commencing upon receipt of such statement so long as such statement expressly and conspicuously recites the effect of Landlord's failure to respond thereto as aforesaid. For purposes hereof, the "Review Period" shall be fourteen (14) days if the proposed sublet area consists of all or some portion of a particular floor of the Building, and twenty-one (21) days in all other cases. Landlord and Tenant agree that, to the extent hereinafter set forth, (xx) any increase in the rental value of the Demised Premises over and above the Fixed Rent payable pursuant to the provisions of this Lease, as such Fixed Rent may be increased from time to time pursuant to the provisions of this Lease, and (yy) any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant in connection with an assignment of Tenant's interest in this Lease or the interest of any subtenant or other person claiming through or under Tenant under any sublease, whether or not such assignment shall be effected with court approval in a proceeding of the types described in subsection 17.01(c) or
(d), or in any similar proceeding, or otherwise, shall accrue to the benefit of Landlord and not to the benefit of Tenant, or of any subtenant or other person claiming through or under Tenant, or of the creditors of Tenant or of any such subtenant or other person claiming through or under Tenant. Accordingly, it is agreed that Tenant shall pay to Landlord, as and when received, a sum equal to 50% of any Subletting Profit, as such term is hereinafter defined. All rentals and other sums paid by any subtenant to Tenant or to any subtenant or other person claiming through or under Tenant in connection with (i) any subletting of the entire Demised Premises in excess of the Fixed Rent then payable by Tenant to Landlord under this Lease, or (ii) any subletting of a portion of the Demised Premises in excess of that proportion of the Fixed Rent payable by Tenant to Landlord under this Lease which the area of the portion of the Demised Premises so sublet bears to the total area of the Demised Premises, are referred to, in the aggregate, as "Subletting Profit"; in computing any Subletting Profit with respect to any period of time, there shall first be deducted any out-of-pocket costs (including brokerage commissions, attorneys' fees and the cost of preparing the sublet area for occupancy) reasonably incurred by Tenant or any such subtenant or other person claiming through or under Tenant in connection with such subletting. Landlord and Tenant agree that if Tenant, or any subtenant or other person claiming through or under Tenant, shall assign or have assigned its interest as Tenant under this Lease or its interest as subtenant under any sublease, as the case may be, whether or not such assignment, shall be effected with court approval in a proceeding of the types described in subsections 17.01(c) or (d), or in any similar proceeding, or otherwise, Tenant shall pay to Landlord a sum equal to 50% of any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant for such assignment, less any out-of-pocket costs (including brokerage commissions, attorneys' fees and the cost of improvements made on behalf of the assignee) reasonably incurred by such payee in connection with such assignment. All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon such sums being paid to Tenant or to any subtenant or other person claiming through or under Tenant and, if requested by Landlord, Tenant shall promptly enter into a written agreement with Landlord setting forth the amount of such sums to be paid to Landlord; however, neither Landlord's failure to request the execution of such agreement nor Tenant's failure to execute such agreement shall vitiate the provisions of this Section. Neither Landlord's consent to any subletting nor anything contained in this Section shall be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Demised Premises by others.

      Section 12.04. Notwithstanding any other provision of this Article to the contrary, Tenant may, following notice to Landlord but without the requirement of obtaining Landlord's consent, and provided Tenant shall not then be in default beyond the applicable grace period in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be performed or observed, assign this Lease or sublet the Demised Premises to any entity which is a parent, subsidiary or affiliate of Tenant or assign this Lease to any entity with which Tenant may merge or consolidate or to which Tenant may sell all or substantially all of its assets as a going concern (such entity with which Tenant may merge or consolidate or to which Tenant may sell all or substantially all of its assets as aforesaid being hereinafter referred to as a "Successor"), provided however that, forthwith upon any assignment allowed pursuant to this Section (including an Indirect Assignment), Tenant shall deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord which contains an appropriate covenant of assumption by such assignee, and provided further that in the case of any such assignment to a Successor, such Successor shall, following such assignment, have financial resources and a general business reputation comparable to those of Tenant as of the time of such assignment.


                                   ARTICLE 13

                         RENOVATION OF PRIMARY PREMISES

      Section 13.01. Tenant proposes to undertake certain renovations within the Primary Premises in accordance with Article 4 and all other applicable provisions of this Lease. In consideration thereof and as a contribution toward the cost of such work, Landlord shall provide a credit in the amount of $532,536 to be applied against installments of Fixed Rent becoming due hereunder on and after February 1, 1997. Tenant shall engage the services of Rose Associates of Massachusetts, Inc. (or such other entity as Landlord may designate) to manage such work pursuant to the provisions of a Construction Management Agreement substantially in the form of Exhibit D attached hereto and made a part hereof. Said manager shall be compensated for its services under said Agreement by payment of a fee equal to three percent (3%) of the cost of such work.

                                   ARTICLE 14

                           ACCESS TO DEMISED PREMISES

      Section 14.01. Subject to the applicable provisions of this Article, Landlord and its agents shall have the following rights in and about the Demised Premises after (except in case of emergency) prior oral or written notice and affording Tenant an opportunity to have one or more of its employees present:
(i) to enter into the Demised Premises at all reasonable times to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key to enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits (concealed, where practicable, above the finished ceiling, behind finished walls or beneath the finished floor) in and through the Demised Premises without diminishing (except to a de minimis extent) the usable area thereof; (iii) to exhibit the Demised Premises to others (including prospective tenants, but only during the final twelve (12) months of the Demised Term); (iv) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, elevator, plumbing, electrical and other mechanical facilities, as Landlord may reasonably deem necessary or desirable; and (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance. The holders of any mortgages affecting the Building or the Real Property shall have the right (subject to the same provisions hereof governing access by Landlord) to enter the Demised Premises from time to time through their respective employees, agents, representatives and architects to inspect the same or to cure any default of Landlord or Tenant relating thereto. The landlord under the Commonwealth Lease and representatives of the Federal Highway Administration ("FHWA") shall have the right to enter the Demised Premises to inspect the same or for the purpose of enabling the Department of Public Works of the Commonwealth of Massachusetts, together with representatives of the FHWA to perform any activities necessary for the construction, maintenance, repair, inspection, security, observation, removal or like operations with respect to any such landlord's facilities within the Non-Leased Premises, as defined in the Commonwealth Lease. The Authority, the City of Boston and the United States of America shall also have the right to enter the Demised Premises from time to time to inspect the same. Landlord shall have the right, from time to time, to change the name, number or designation by which the Building is commonly known, which right shall include, without limitation, the right to name the Building after any tenant. Notwithstanding the foregoing and provided that Tenant is conducting its permitted business activities in portions of the Demised Premises having an aggregate rentable area (determined in accordance with Landlord's standard method of measurement) of not less than 100,000 square feet, Landlord shall not, without the prior written consent of Tenant, include as part of the name of the Building the name of any of the following firms (unless a particular such firm, or an entity which is a parent, subsidiary or affiliate thereof, holds an ownership interest in the Real Property):

                  Fidelity Investments
                  Putman Investments
                  Pioneer Fund
                  Scudder, Stevens & Clark
                  Mutual Funds Service Company
                  State Street Research & Management Company
                  Charles Schwab & Co.
                  Keystone Investments
                  Eaton Vance Funds


      Section 14.02. All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, plumbing, electrical, telecommunication and other mechanical facilities and closets, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises (subject to the provisions of Section 14.01) for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord. Landlord also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not unreasonably impede Tenant's access to the Demised Premises or the common areas appurtenant thereto. Nothing contained in this Article shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

      Section 14.03. Landlord and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any sheriff, marshal or court officer or any representative of the fire, police, building, sanitation or other department of the City, County, State or Federal Governments entitled to, or reasonably purporting (based upon a display of identification) to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose. Neither anything contained in this Section, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises. Landlord shall endeavor to give Tenant oral or written notice of any access to the Demised Premises under this Section unless prohibited from doing so by the person making such demand.

      Section 14.04. The exercise by Landlord or its agents, or by the holder of any mortgage affecting the Building or the Real Property, or by the Commonwealth of Massachusetts or its Department of Public Works, or by the FHWA or the Authority, of any right reserved in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as may be otherwise set forth in Section 45.02), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, or upon the holder of any such mortgage, the FHWA or the Authority, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Whenever exercising any right reserved in this Article, Landlord shall use reasonable efforts to minimize any interference with the conduct of Tenant's business, provided however that Landlord shall not be obligated to employ labor at so-called "overtime" or other premium pay rates unless (except in case of emergency) Tenant would otherwise be able to conduct none of its permitted business activities in any particular portion of the Demised Premises having a rentable area (determined in accordance with Landlord's standard method of measurement) of at least 11,924 square feet on account of the disruptive nature of any work which Landlord proposes to perform therein.


                                   ARTICLE 15

                                   VAULT SPACE

      Section 15.01. The Demised Premises do not contain any vaults, vault space or other space outside the boundaries of the Real Property.


                                   ARTICLE 16

                            CERTIFICATE OF OCCUPANCY

      Section 16.01. Tenant will not at any time use or occupy, or permit the use or occupancy of, the Demised Premises in violation of any Certificate of Occupancy covering the Demised Premises. Landlord warrants and represents that the use of the Demised Premises for general office purposes is presently permitted by applicable law.


                                   ARTICLE 17

                                     DEFAULT

      Section 17.01. Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

            (a) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any additional rent and Tenant shall fail to remedy such default within ten (10) days after notice by Landlord to Tenant of such default; or

            (b) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

            (c) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent or to acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

            (d) if, within ninety (90) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or
            (e) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12,

then, upon the occurrence, at any time prior to or during the Demised Term, of any one or more such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages and all other sums payable pursuant to the provisions of Article 19.

      Section 17.02. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in subsections 17.01(c) and (d), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections 17.01(c) and (d) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 17.01.


                                   ARTICLE 18

                                    REMEDIES

      Section 18.01. If this Lease and the Demised Term shall expire and come to an end as provided in Article 17:

            (a) Landlord and its agents and servants may at any time after the date upon which this Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable legal action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

            (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its reasonable discretion, may determine. Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability so long as Landlord endeavors in good faith to mitigate damages payable by Tenant pursuant to subsection (b) of Section 19.01; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

      Section 18.02. Tenant, on its own and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.


                                   ARTICLE 19

                                     DAMAGES

      Section 19.01. If this Lease and the Demised Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

            (a) Tenant shall pay to Landlord all Fixed Rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

            (b) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 18.01 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Demised Premises and with such reletting including, but not limited to, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other reasonable expenses of preparing the Demised Premises for such reletting, provided however that any such reletting expenses shall for purposes hereof be amortized on a straight line basis over the term of the applicable lease and Tenant shall not be responsible for any portion of such expenses properly allocable to the period after the date on which the Expiration Date had been scheduled to occur). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding (solely for the purposes of this subsection
      (b), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, adjusted, from time to time, to reflect any increases which would have been payable pursuant to Article 23 if this Lease and the term hereof had not been terminated); and

            (c) At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both reasonably discounted to present worth. Solely for the purposes of this subsection (c), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, adjusted to reflect any increases pursuant to the provisions of Article 23 for the Escalation Year immediately preceding such event.

      Section 19.02. If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 19. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 17, 18 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in
Section 19.01.


                                   ARTICLE 20

                          FEES AND EXPENSES; INDEMNITY

      Section 20.01. Upon the occurrence of an Event of Default (or sooner in case of emergency), Landlord may, for Tenant's account and at Tenant's reasonable expense, remedy any failure by Tenant to observe or perform any term, covenant or condition of this Lease on Tenant's part to be observed or performed without thereby waiving any other rights or remedies of Landlord with respect to such failure.

      Section 20.02. Tenant agrees to indemnify and save Landlord harmless of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed (other than an Event of Default, as to which the other applicable provisions of this Lease shall govern) or (ii) the breach or failure of any representation or warranty made by Tenant in this Lease, or (iii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or (iv) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or (until Tenant has quit and surrendered the Demised Premises to Landlord in accordance with the provisions of Article 21) after the expiration of, the Demised Term including, but not limited to, any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Landlord, Landlord's agents, and the lessor or lessors under all ground or underlying leases, of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property to the extent occasioned by any use, occupancy, act, omission or negligence referred to in the preceding sentence. If any action or proceeding shall be brought against Landlord or Landlord's agents, or the lessor or lessors under any ground or underlying lease, based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant's expense by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Landlord, without any disclaimer of liability by Tenant or such insurance carriers in connection with such claim, Tenant shall not be required to indemnify Landlord, Landlord's agents, or any such lessor for counsel fees in connection with such action or proceeding. Tenant shall maintain comprehensive public liability insurance against any claims by reason of personal injury, death and property damage occurring in or about the Demised Premises covering, without limitation, the operation of any private air conditioning equipment and any private elevators, escalators or conveyors in or serving the Demised Premises or any part thereof, whether installed by Landlord, Tenant, or others, and shall furnish to Landlord duplicate original policies or certificates of such insurance at least ten (10) days prior to the Commencement Date and at least ten (10) days prior to the expiration of the term of any such policy previously furnished by Tenant, in which policies Landlord, its agents and any lessor under any ground or underlying lease shall be named as additional parties insured, which policies shall be issued by companies, and shall be in form reasonably satisfactory to Landlord. The amount of coverage afforded under such policies shall be not less than $100,000 for property damage and not less than $2,000,000 for personal injury to or death of one or more persons in a single occurrence, or such higher limits as may from time to time be reasonably required by Landlord and are customarily carried by responsible office tenants in the greater Boston, Massachusetts area. Any insurance which Tenant is obligated to maintain hereunder may be carried under any combination of so-called "blanket" and/or "umbrella" policies so long as the coverage applicable to the Demised Premises is separately stated therein. Landlord shall keep in force liability insurance for its own benefit without any obligation to include Tenant as a named or additional insured party and without in any way limiting Tenant's obligations hereunder. The amount of coverage afforded by such insurance shall be not less than $100,000 for property damage and not less than $2,000,000 for personal injury to or death of one or more persons in a single occurrence. Any insurance maintained by Tenant pursuant to this Section shall be primary and non-contributing with respect to any insurance carried by Landlord.

      Section 20.03. Tenant shall pay to Landlord, within thirty (30) days next following rendition by Landlord to Tenant of bills or statements therefor: (i) sums equal to all expenditures reasonably made and monetary obligations reasonably incurred by Landlord including, but not limited to, reasonable counsel fees, pursuant to the provisions of Section 20.01; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 20.02; (iii) sums equal to all expenditures reasonably made and monetary obligations reasonably incurred by Landlord including, but not limited to, reasonable counsel fees, in collecting or attempting to collect the Fixed Rent, any additional rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, whether by the institution and prosecution of summary proceedings or otherwise; and (iv) all other sums of money (other than Fixed
Rent) accruing from Tenant to Landlord under the provisions of this Lease. Any sum of money (other than Fixed Rent) accruing from Tenant to Landlord pursuant to any provision of this Lease including, but not limited to, the provisions of Schedule A, whether prior to or after the Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Fixed Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

      Section 20.04. If Tenant shall fail to make payment of any installment of Fixed Rent or any additional rent within ten (10) days after the date when such payment is due (so long as Tenant shall have received notice of such obligation in the form of a bill or other invoice) Tenant shall pay to Landlord, in addition to such installment of Fixed Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to two (2%) percent per annum above the then current Prime Rate, as defined in Article 2, of the amount unpaid computed from the date such payment was due to and including the date of payment, provided however that such late charge shall be waived if no such failure has occurred on any prior occasion during the preceding three (3) year period.

      Section 20.05. Landlord shall pay to Tenant, within thirty (30) days next following rendition by Tenant to Landlord of bills and statements therefor together with reasonably satisfactory supporting documentation, any reasonable counsel fees and court costs incurred by Tenant in enforcing or attempting to enforce any rights of any Tenant under this Lease or pursuant to law on account of any default by Landlord hereunder.


                                   ARTICLE 21

                                   END OF TERM

      Section 21.01. On the date upon which the Demised Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant, at Tenant's sole cost and expense, (i) shall quit and surrender the Demised Premises to Landlord, broom clean and in good order and condition except for ordinary wear and tear, damage by fire or other casualty for which Tenant is not otherwise liable and damage caused by the acquisition or condemnation of all or any part of the Demised Premises for any public or quasi-public use or purpose, and (ii) shall remove all of Tenant's Personal Property and all other property and effects of Tenant and all persons claiming through or under Tenant from the Demised Premises and the Building, and (iii) shall repair all damage to the Demised Premises occasioned by such removal. Notwithstanding the foregoing, Tenant shall not be required to so remove any wires or cables concealed above the finished ceiling, behind finished walls or beneath the finished floor so long as such wiring or cabling is suitably capped. Landlord shall have the right to retain any property and effects which shall remain in the Demised Premises after the expiration or sooner termination of the Demised Term (so long as Tenant has otherwise relinquished possession of the Demised Premises), and any net proceeds from the sale thereof, without waiving Landlord's rights with respect to any default by Tenant under the foregoing provisions of this Section. To the extent legally permissible, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of any present or future law then in force, to apply for or obtain any stay or extension of its right to remain in possession of the Demised Premises or any part thereof in connection with any holdover summary proceeding or any other action or proceeding which Landlord may institute to enforce the foregoing provisions of this Article. If said date upon which the Demised Term shall expire and come to an end shall fall on a Sunday or holiday, then Tenant's obligations under the first sentence of this Section shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Demised Term. Tenant shall pay to Landlord, for each month (or fraction thereof) during which Tenant fails to comply with such obligations (referred to as the "Holdover Period") a sum equal to 150% of the Fixed Rent payable for the month immediately preceding the Expiration Date. Such payments (referred to as "Holdover Payments") are acknowledged to be a reasonable approximation of the damages which will be incurred by Landlord on account of such failure. In no event shall the demand for or receipt of any Holdover Payments be deemed to preclude Landlord from seeking to have Tenant evicted from the Demised Premises during the Holdover Period or pursuing any other available remedy on account of Tenant's failure to comply with Tenant's obligations under this Section, provided however that Tenant shall not be liable to Landlord for the payment of damages in excess of the Holdover Payments for the initial thirty (30) days included as part of the Holdover Period.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

      Section 22.01. Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and additional rent reserved in this Lease and observing and performing all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term, subject, however, to the terms, covenants and conditions of this Lease including, but not limited to, the provisions of Section 39.01, and subject to the Land Disposition Agreement and the Urban Renewal Plan and the ground and underlying leases and mortgages referred to in Section 8.01.


                                   ARTICLE 23

                                   ESCALATION

      Section 23.01. In the determination of any increase in the Fixed Rent under the provisions of this Article, Landlord and Tenant agree as follows:

      A. The term "Escalation Year" shall mean each calendar year which shall include any part of the Demised Term.

      B. The term "Taxes" shall be deemed to include all real estate taxes and assessments, special or otherwise, upon or with respect to the Real Property (including, without limitation, taxes on the buildings and other things erected or constructed on the premises affected by the Commonwealth Lease by or on behalf of the tenant thereunder, whether or not constructed on the premises demised under such lease) imposed by the City of Boston or any other taxing authority. If, due to any change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax shall be substituted for or levied against Landlord or any owner or lessee of the Building or the Real Property, in lieu of any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term "Taxes" for the purposes of this Article. In the event that Landlord is required to pay any monies to the City of Boston in lieu of real estate taxes pursuant to the provisions of the Commonwealth Lease, such monies shall be included in the term "Taxes" for the purposes of this Article.

      C.    The term "Tenant's Proportionate Share" shall be defined as follows:

                                          Tenant's Proportionate Share
            With respect to the:                  shall be:
            -------------------           ----------------------------
            Primary Premises                       12.345%
            Seventh Floor Space                     0.574%
            Expansion Area                          0.892%

      D. The term "Operating Expenses" shall mean the aggregate cost and expense incurred by Landlord in the operation, maintenance and management of the Real Property and any plazas, sidewalks and curbs adjacent thereto and the public park area immediately across Summer Street from the Building and bounded by Purchase Street, Summer Street, Atlantic Avenue and Congress Street (with respect to such park, Landlord is sharing costs and expenses with others) including, without limitation, the cost and expense of the following: salaries, wages, medical, surgical and general welfare and other so-called "fringe" benefits (including group insurance and retirement benefits) for employees of Landlord to the extent engaged in the cleaning, operation, maintenance or management of the Real Property, and payroll taxes and workmen's compensation insurance premiums relating thereto, gas, steam, fuel oil, water, sewer rental, electricity, utility taxes, rubbish removal, fire, casualty, liability, rent and other insurance carried by Landlord, repairs, repainting, replacement, maintenance of grounds, Building supplies, uniforms and cleaning thereof, snow removal, window cleaning, service contracts with independent contractors for any of the foregoing (including, but not limited to, elevator and air conditioning maintenance), management fees (whether or not paid to any person, firm or corporation having an interest in or under common ownership with Landlord or any of the persons, firms or corporations comprising Landlord), reasonable legal fees and expenses, including, without limitation, reasonable legal fees and expenses incurred in connection with any application or proceeding brought for reduction of the assessed valuation of the Real Property or any part thereof, auditing fees and all other costs and expenses incurred in connection with the operation, maintenance and management of the Real Property and any plazas, sidewalks and curbs adjacent thereto, but excluding, nevertheless, the cost and expense of the following:

      (i)   leasing commissions;

     (ii) management fees in excess of generally prevailing rates charged by independent third party management companies in the City of Boston for buildings of like class and character;

    (iii) salaries and benefits (including insurance) paid to executives above the grade of building manager;

     (iv) capital improvements and replacements which under generally accepted accounting principles and practice would be classified as capital expenditures, except the cost and expense of any improvement, alteration, replacement or installation made or performed after completion of the construction of the Building which is either (a) required by law (but only to the extent that the applicable requirement is imposed after the Commencement Date), or
            (b) designed, in Landlord's reasonable judgment (as set forth in calculations to be furnished to Tenant if Tenant so requests), to result in equivalent savings or reductions in Operating Expenses over the anticipated useful life thereof (any such improvement, alteration, replacement or installation is referred to as "Included Improvements"); the cost and expense of Included Improvements shall be included in Operating Expenses for any Escalation Year to the extent of (x) the annual amortization or depreciation of the cost and expense to Landlord of such Included Improvements, as deducted by Landlord for Federal income tax purposes for any such Escalation Year plus (y) an annual charge for interest upon the unamortized or undepreciated portions of such cost and expense at the average Prime Rate during the Escalation Year in question;

      (v) any other item (including reserves) which under generally accepted accounting principles and practice would not be regarded as an operating, maintenance or management expense;

     (vi) any item for which Landlord is compensated through proceeds of insurance or otherwise (except by tenants pursuant to cost sharing provisions comparable hereto), it being understood and agreed that Landlord will use reasonable efforts to obtain such compensation whenever available;

    (vii)   advertising and promotion;

   (viii) legal and auditing fees other than reasonable legal and auditing fees incurred in connection with the operation, maintenance and management of the Building;

     (ix) payments of principal, interest and any other amounts related to mortgages or any other indebtedness;

      (x) the cost of work done by Landlord for a particular tenant (including without limitation architectural, legal or engineering costs relating thereto);

     (xi)   depreciation (except as hereinabove permitted);

    (xii)   ground rent;

   (xiii) attorneys' and other professional fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with existing or prospective tenants or other occupants of the Property or the sale or mortgaging of the Property or the syndication of any interest in the entity comprising Landlord, and unrelated in any such case to the operation, maintenance or management of the Property;

    (xiv)   general overhead of Landlord and its subsidiaries and affiliates;

     (xv)   advertising and promotional expenditures;

    (xvi) any fines or penalties incurred on account of violations by Landlord of any governmental rule or requirement;

   (xvii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered part of the basic facilities of an office building, except equipment which is used in providing janitorial or other services and is not permanently affixed to the Building;

  (xviii) costs and expenses incurred by Landlord in the performance of its obligations with respect to any environmental laws or the removal of hazardous substances from the Property;

    (xix) the cost of special services provided to particular tenants of the Building which are not provided to Tenant or which are provided to Tenant subject to payment of an additional charge;

     (xx) costs paid directly by individual tenants to suppliers, including (where applicable) tenant electricity, telephone and other utility costs;

    (xxi) the cost of operating any specialty services or commercial concessions, including restaurants and clubs;

   (xxii) the cost of operating the Garage referenced in Article 42 (provided however that Operating Expenses shall include the cost of maintaining and repairing any structural components, standard equipment or common systems of the Building located within the Garage);

  (xxiii) costs of repairs or other work necessitated by fire or other casualty or by the exercise of eminent domain;

   (xxiv) amounts paid to subsidiaries or affiliates of Landlord for services rendered to the Property, to the extent such amounts exceed the competitive costs of such services; and

    (xxv) the costs of decorating the lobby or other common areas of the Property, including without limitation the cost of acquiring sculpture, paintings or other objects of art.

Solely for the purpose of defining Operating Expenses, the cost and expense incurred by Landlord for electricity in any Escalation Year shall be deemed to be the total cost and expense to Landlord of purchasing electricity for the Building in such Escalation Year in excess of the sum of $1,059,653.

      E. The term "Annual Expenses" shall mean the sum of Taxes and Operating Expenses for any Escalation Year.

      F. The term "Base Expenses" shall mean Annual Expenses incurred with respect to the calendar year ending December 31, 1996.

      G. The term "Landlord's Escalation Statement" shall mean a statement containing a computation of any increase in the Fixed Rent pursuant to the provisions of this Article.

      H. The term "Monthly Escalation Installment" shall mean a sum equal to one-twelfth (1/12) of the increase in the Fixed Rent payable pursuant to the provisions of subsection 23.02A for the Escalation Year with respect to which Landlord has most recently rendered a Landlord's Escalation Statement, appropriately adjusted to reflect, (i) in the event such Escalation Year is a partial calendar year, the increase in the Fixed Rent which would have been payable for such Escalation Year if it had been a full calendar year, and (ii) current Taxes and current Operating Expenses, as reasonably estimated by Landlord, rather than Taxes and Operating Expenses as reflected in such Landlord's Statement, and (iii) any net credit balance to which Tenant may be entitled pursuant to the provisions of subsection 23.03C.

      I. The term "Monthly Escalation Installment Notice" shall mean a notice given by Landlord to Tenant which sets forth the current Monthly Escalation Installment; such notice may be contained in a regular monthly rent bill, in a Landlord's Escalation Statement, or otherwise, and may be given from time to time, at Landlord's election.


      Section 23.02. A. If Annual Expenses in any Escalation Year shall be in such an amount as shall constitute an increase above Base Expenses, the Fixed Rent for such Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of any such increase.

      B. Unless the Commencement Date shall occur on a January 1st, any increase in the Fixed Rent pursuant to the provisions of subsection A of this Section 23.02, for the Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31st of such Escalation Year, both inclusive, shall bear to the total number of days in such Escalation Year. Unless the Demised Term shall expire on a December 31st, any increase in the Fixed Rent pursuant to the provisions of subsection A of this Section 23.02 for the Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Escalation Year to such date of expiration, both inclusive, shall bear to the total number of days in such Escalation Year.

      Section 23.03. A. Landlord shall render to Tenant, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises, a Landlord's Escalation Statement with respect to each Escalation Year on or before the next succeeding October 1st. Landlord's failure to render a Landlord's Escalation Statement with respect to any Escalation Year shall excuse Tenant from any obligation to make further payments hereunder for such Year but shall not prejudice Landlord's right to render a Landlord's Escalation Statement with respect to any subsequent Escalation Year. The obligations of Tenant under the provisions of this Article with respect to any increase in the Fixed Rent shall survive the expiration or any sooner termination of the Demised Term. Following Tenant's request, made by notice given to Landlord within ninety (90) days after the rendition of a Landlord's Escalation Statement pursuant hereto, Landlord shall make available for inspection by Tenant such data in Landlord's possession as may be reasonably necessary to enable Tenant to verify any computation set forth in such Statement.

      B. Within thirty (30) days next following rendition of the first Landlord's Escalation Statement which shows an increase in the Fixed Rent for any Escalation Year, Tenant shall pay to Landlord the entire amount of such increase. In order to provide for current payments on account of future potential increases in the Fixed Rent which may be payable by Tenant pursuant to the provisions of subsection 23.02A, Tenant shall also pay to Landlord at such time, provided Landlord has given to Tenant a Monthly Escalation Installment Notice, a sum equal to the product of (i) the Monthly Escalation Installment set forth in such Notice multiplied by (ii) the number of months or partial months which shall have elapsed between January 1st of the Escalation Year in which such payment is made and the date of such payment; thereafter, Tenant shall make payment of a Monthly Escalation Installment throughout each month of the Demised Term. Monthly Escalation Installments shall be added to and payable as part of each monthly installment of Fixed Rent.

      C. Following rendition of each subsequent Landlord's Escalation Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent shown on such Landlord's Escalation Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the provisions of subsection B of this Section on account of potential future increases in the Fixed Rent pursuant to subsection 23.02A which has not previously been credited against increases in the Fixed Rent shown on Landlord's Escalation Statements. Tenant shall pay any net debit balance to Landlord within thirty (30) days next following rendition by Landlord, in accordance with the provisions of Article 27, of an invoice for such net debit balance; any net credit balance shall be applied as an adjustment against the next accruing Monthly Escalation Installments as provided in subsection H of Section 23.01. All sums payable by Tenant under this Article shall be collectible by Landlord in the same manner as Fixed Rent. Such credit shall be payable to Tenant in the event the Demised Term shall have ended.

      Section 23.04. A. In the determination of any increase in the Fixed Rent pursuant to the foregoing provisions of this Article 23, (i) if, during any Escalation Year, the Building shall not have been fully occupied or Landlord shall not have supplied all tenants of the Building with the same services being supplied hereunder, Operating Expenses for such Escalation Year shall be equitably adjusted (by including such additional expenses as Landlord would have incurred) to the extent, if any, required to reflect full occupancy and the supplying of equivalent services. A comparable adjustment shall be made in the determination of Base Expenses.

      B. If, as a result of any application or proceeding brought by or on behalf of Landlord for reduction of the assessed valuation of the Real Property, there shall be a decrease in Taxes for any Escalation Year with respect to which Landlord shall have previously rendered a Landlord's Escalation Statement, Landlord's Escalation Statement next following such decrease shall include an adjustment of the Fixed Rent for such Escalation Year reflecting a credit to Tenant equal to the amount by which (i) the Fixed Rent actually paid by Tenant with respect to such Escalation Year (as increased pursuant to the provisions of subsection A of Section 23.02) shall exceed (ii) the Fixed Rent payable with respect to such Escalation Year (as increased pursuant to the operation of the provisions of subsection A of Section 23.02) based upon such reduction of the assessed valuation.

      Section 23.05. A. In the event of any dispute between Landlord and Tenant arising out of the application of the provisions of this Article, such dispute shall be determined by arbitration in accordance with the provisions of Article
33. Notwithstanding any dispute and submission to arbitration, any increase in the Fixed Rent shown upon any Landlord's Escalation Statement or any Monthly Escalation Installment Notice shall be payable by Tenant within the time limitation set forth in this Article. If the determination in such arbitration shall be adverse to Landlord, any amount paid by Tenant to Landlord in excess of the amount determined to be properly payable shall be credited against the next accruing installments of Fixed Rent due under this Lease.

      B. In the event Tenant disagrees with any computation or other matter contained in any Landlord's Escalation Statement or any Monthly Escalation Installment Notice, Tenant shall have the right to give notice to Landlord within ninety (90) days next following rendition of such Statement or Notice setting forth the particulars of such disagreement. If the matter is not resolved within ninety (90) days next following the giving of such notice by Tenant, it shall be deemed a dispute which either party may submit to arbitration pursuant to the provisions of subsection A of this Section. If (i) Tenant does not give a timely notice to Landlord in accordance with the foregoing provisions of this subsection disagreeing with any computation or other matter contained in any Landlord's Escalation Statement or any Monthly Escalation Installment Notice, or (ii) if any such timely notice shall have been given by Tenant, the matter shall not have been resolved and neither party shall have submitted the dispute to arbitration within ninety (90) days next following the giving of such notice by Tenant, Tenant shall be deemed conclusively to have accepted such Landlord's Escalation Statement or Monthly Escalation Installment Notice, as the case may be, and shall have no further right to dispute the same.


                                   ARTICLE 24

                                    NO WAIVER

      Section 24.01. Neither any option granted to Tenant in this Lease to renew or extend the Demised Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or which Landlord may have by virtue of any law, to terminate this Lease and the Demised Term or any renewal or extension of the Demised Term either during the original Demised Term or during the renewed or extended term on account of any Event of Default. Any such termination of this Lease and the Demised Term shall serve to terminate any such renewal or extension of the Demised Term and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to renew or extend the Demised Term. Any such option or right on the part of Landlord to terminate this Lease shall continue during any extension or renewal of the Demised Term. No option granted to Tenant to renew or extend the Demised Term shall be deemed to give Tenant any further option to renew or extend.

      Section 24.02. No act or thing done by Landlord or Landlord's agents during the Demised Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Demised Term except a written instrument accepting such surrender, executed by Landlord. No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease and the Demised Term, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease. The failure of either party to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on the part of the other party to be observed or performed, shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Landlord of rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. Landlord's failure to enforce any Building Rule, as defined in Article 35, against Tenant or against any other tenant or occupant of the Building shall not be deemed a waiver of any such Building Rule. No provision of this Lease shall be deemed to have been waived by either party unless such waiver shall be set forth in a written instrument executed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Fixed Rent and additional rent then due under this Lease shall be deemed to be other than on account of the first accruing of all such items of Fixed Rent and additional rent then due. No endorsement or statement on any check and no letter accompanying any check or other rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other legal remedy.


                                   ARTICLE 25

                         MUTUAL WAIVER OF TRIAL BY JURY

      Section 25.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; however, the foregoing waiver shall not apply to any action for personal injury or property damage. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any action or proceeding for nonpayment of rent, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such action or proceeding, except to the extent that Tenant's failure to do so would preclude Tenant from asserting the same claim in a separate action.


                                   ARTICLE 26

                              INABILITY TO PERFORM

      Section 26.01. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 31 or any other Article of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                                   ARTICLE 27

                                     NOTICES

      Section 27.01. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing (whether or not the applicable provision so specifies), sent by certified mail (return receipt requested), addressed (a) to Tenant at the Demised Premises, or (b) to Landlord at Landlord's address set forth in this Lease, or (c) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Section.


                                   ARTICLE 28

                               PARTNERSHIP TENANT

      Section 28.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the persons comprising Partnership Tenant shall be joint and several, individually and as a partner, and (ii) each of the persons comprising Partnership Tenant, whether or not such person shall be one of the persons comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the persons comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the persons comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such persons and shall be binding upon Partnership Tenant and all such persons, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and shall be liable for such performance, together with all other partners, jointly or severally, individually and as a partner, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Section.) The provisions of Section relating to the partners of Partnership Tenant shall not be deemed to apply to limited partners otherwise exempt from liability for the debts and other obligations of Partnership Tenant.


                                   ARTICLE 29

                                  CIVIL RIGHTS

      Section 29.01. To the extent required by the provisions of the Land Disposition Agreement and the Commonwealth Lease, Tenant agrees (i) not to discriminate on the basis of race, creed, color, sex, disability or national origin in the use or occupancy of the Demised Premises, and (ii) to use the Demised Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended. To the fullest extent permitted by law and equity, the foregoing covenants shall be binding for the benefit and in favor of, and enforceable by, the Authority and the United States of America, and it is intended and agreed that the Authority and the United States of America shall be deemed to be the beneficiaries of the foregoing covenants, both for and in their own rights and also for the purpose of protecting the interests of the community and other parties, public or private, in whose favor and for whose benefit such covenants have been provided.


                                   ARTICLE 30

                            SPECIAL WAIVER OF CLAIMS

      Section 30.01. Tenant shall not have or make any claim against Landlord or the landlord under the Commonwealth Lease for or by reason of the ownership, use or occupancy of the Non-Leased Premises, or on account of noise, vibration, fumes, odor or air quality or like effects resulting from the ownership, use, occupancy, construction or maintenance of the Non-Leased Premises by said landlord under the Commonwealth Lease, except that the foregoing provision shall not release said landlord under the Commonwealth Lease from any claims for damage or injury caused by the negligence of said landlord or its agents, servants, employees, contractors or licensees.


                                   ARTICLE 31

                             UTILITIES AND SERVICES

      Section 31.01. Landlord, at Landlord's expense, shall furnish necessary elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have a passenger elevator subject to call at all other times. At any time or times all or any of the elevators in the Building may, at Landlord's option, be automatic elevators, and Landlord shall not be required to furnish any operator service for automatic elevators. If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service with the same effect as if Landlord had never elected to furnish such service. Landlord shall not dedicate for the exclusive use of any tenant any of the elevators presently servicing the floors of the Building on which portions of the Demised Premises are located.

      Section 31.02. Landlord, at Landlord's expense, shall furnish and distribute to the Demised Premises through the Building heating, ventilating and air conditioning (referred to as "HVAC") system, when required for the comfortable occupancy of the Demised Premises in accordance with standards generally prevailing in the case of office buildings of similar construction and class in the Boston, Massachusetts area, heated, cooled and outside air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities, on a year round basis, from 8:00 A.M. to 6:00 P.M. on business days. For purposes of this Section, the term "business days" shall be deemed to include any day on which the New York Stock Exchange is open for the conduct of regular business. Notwithstanding the foregoing provisions of this Section, Landlord shall not be responsible if the normal operation of the Building HVAC system shall fail to provide conditioned air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portions of the Demised Premises (a) which shall have an electrical load in excess of six (6) watts per square foot of usable area for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area (the average electrical load and human occupancy factors for which the Building HVAC system has been designed) or (b) because of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant to the extent that any of the foregoing adversely affect the operation of the Building HVAC system. Notwithstanding such design of the Building HVAC system, Tenant acknowledges that the electrical load in the Demised Premises which shall conform to the energy conservation provisions of the Massachusetts Building Code and may accordingly be less than six (6) watts per square foot of usable area for all purposes (including lighting and power). Whenever said HVAC system is in operation, Tenant agrees to cause all windows of the Demised Premises to be kept closed and to cause the venetian blinds in the Demised Premises to be kept closed if necessary because of the position of the sun. Tenant agrees to cause all the windows of the Demised Premises to be closed whenever the Demised Premises are not occupied. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC system.

      Section 31.03. A. Provided Tenant shall keep the Demised Premises in reasonable order, Landlord, at Landlord's expense, shall cause the office areas of the Demised Premises to be cleaned, in accordance with the standards set forth in Schedule C, all of the terms, covenants and conditions of which are incorporated in this Lease by reference and shall be deemed a part of this Lease, as though fully set forth in the body of this Lease. Tenant acknowledges that Landlord's obligation to cause the office areas of the Demised Premises to be cleaned excludes, except to the extent of emptying wastepaper baskets, damp mopping hard flooring and carpet sweeping carpeted areas, any portions of the Demised Premises not used as office areas (e.g., storage, mail and computer areas, private lavatories and areas used for the storage, preparation, service or consumption of food or beverages). Tenant shall pay to Landlord the cost of removal from the Building of any of Tenant's refuse or rubbish which Landlord is not obligated to remove hereunder, and Tenant, at Tenant's expense, shall cause all portions of the Demised Premises not used as office areas to be cleaned regularly (except to the extent of Landlord's obligations hereunder) in a manner reasonably satisfactory to Landlord. Tenant also shall cause all portions of the Demised Premises used for the storage, preparation or consumption of food or beverages to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall contract independently with Landlord or its cleaning services contractor for the removal of such other refuse and rubbish and for cleaning services in addition to those furnished by Landlord and for the purpose of providing extermination services required to be performed by Tenant, but only to the extent that such contract provides for competitive pricing.

      B. Tenant acknowledges and is aware that the cleaning services to be furnished by Landlord pursuant to this Section may be furnished by a contractor or contractors employed by Landlord and agrees that Landlord shall not be deemed in default of any of its obligations under this Section 31.03 unless such default shall continue beyond such time as is reasonably required to cure such default after notice from Tenant to Landlord setting forth the specific nature of such default (so long as Landlord commences within ten (10) days after such notice, and thereafter diligently prosecutes to completion, all action necessary to cure such default).

      Section 31.04. A. Landlord, at Landlord's expense, shall redistribute or furnish electrical energy to or for the use of Tenant in the Demised Premises for the operation of the lighting fixtures and the electrical receptacles in accordance with the provisions of this Lease. There shall be no specific charge by way of measuring such electrical energy on any meter or otherwise, as the charge for the service of redistributing or furnishing such electrical energy has been included in the Fixed Rent on a so-called "rent inclusion" basis. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements for reasons other than the negligence or wilful misconduct of Landlord, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability, upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      B. Tenant covenants that (i) at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises, (ii) notwithstanding anything to the contrary which may be contained in Article 4, it shall use the electrical receptacles in the Demised Premises only for lamps, typewriters, word processing machines, photocopiers and similar ordinary and usual office equipment and machinery as well as for appliances included as part of any kitchen facilities installed in accordance with the provisions of this Lease, and (iii) it shall not connect any computers (other than customary desk-top computers) or other high electrical consuming machines without the prior consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed). Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Demised Premises or any material additions to the business machines, office equipment or other appliances in the Demised Premises which utilize electrical energy without the prior consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed). Any such Alterations, additions or consent by Landlord shall be subject to the provisions of this Lease including, but not limited to, the provisions of Article 4.

      C. Landlord may, at any time, elect to discontinue the redistribution or furnishing of electrical energy to the Building in its entirety. In the event of any such election by Landlord, (i) Landlord agrees to give reasonable advance notice of any such discontinuance to Tenant sufficient to enable Tenant to prevent any interruption of electrical service to the Demised Premises; (ii) Landlord agrees to permit Tenant to receive electrical service directly from the public utility corporation supplying electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable; (iii) Landlord agrees to pay such charges and costs, if any, as such public utility corporation may impose in connection with the installation of Tenant's meters; (iv) the Fixed Rent shall be decreased, as of the date of such discontinuance, by the Electrical Inclusion Factor to reflect such discontinuance; (v) the last sentence of subsection D of
Section 23.01 shall be deemed revised to read as follows: "Solely for the purpose of defining Operating Expenses, the cost and expense incurred by Landlord for electricity shall be deemed to be the reasonably-estimated total cost and expense of Landlord for purchasing electricity for the common areas and facilities of the Building."; and (vi) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent except as expressly provided in subdivision (iv) of this subsection C, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      Section 31.05. Landlord shall furnish water to the Demised Premises for ordinary lavatory and drinking purposes to the extent required to service facilities installed in accordance with the provisions of this Lease. If Tenant requires, uses or consumes water for any other purpose, Landlord may install a hot water meter and a cold water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord the cost of any such meters and their installation, and Tenant shall keep any such meters and any such installation equipment in good working order and repair, at Tenant's cost and expense. Tenant agrees to pay for water consumed as shown on said meters and sewer charges, taxes and any other governmental charges thereon, as and when bills are rendered. In addition to any sums required to be paid by Tenant for hot water consumed and sewer charges thereon under the foregoing provisions of this Section, Tenant agrees to pay to Landlord, for the heating of said hot water, an amount equal to three (3x) times the total of said sums required to be paid by Tenant for hot water and sewer charges, taxes and any other governmental charges thereon. For the purposes of determining the amount of any sums required to be paid by Tenant under this Section, all hot and cold water consumed during any period when said meters are not in good working order shall be deemed to have been consumed at the rate of consumption of such water during the most comparable period when such meters were in good working order.

      Section 31.06. The Fixed Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any freight elevator or HVAC services to the Demised Premises during periods (referred to as "Overtime Periods") other than the hours and days set forth above in this Article for the furnishing and distributing of such services. Accordingly, if Landlord shall furnish any such freight elevator or HVAC services to the Demised Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord for such services at the standard rates then fixed by Landlord for the Building. The standard Building rate currently fixed by Landlord for HVAC service during Overtime Periods, as applied to each floor of the Building on which the Demised Premises are located, is currently $52.00 per hour and shall be subject to increase hereafter only to the extent required to allow for reimbursement of any increase in the costs incurred by Landlord to provide such service (it being understood and agreed that all such costs presently incurred have been included as part of said current rate). Landlord shall not be required to furnish any such services during Overtime Periods unless Landlord has received reasonable advance notice from Tenant requesting such services. If Tenant fails to give Landlord reasonable advance notice requesting such services during any Overtime Periods, then, whether or not the Demised Premises are habitable during such Periods, failure by Landlord to furnish or distribute any such services during such Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Tenant shall be deemed to have given reasonable advance notice requesting such services during a particular Overtime Period if such notice is given to Landlord's managing agent
(a) in the case of any such Overtime Period commencing on a business day, no later than Noon on such day or (b) in the case of any such Overtime Period commencing on a day other than a business day, no later than Noon on the immediately preceding business day.

      Section 31.07. Landlord reserves the right to stop the service of the HVAC, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or (after prior notice to Tenant) for repairs, alterations, replacements or improvements, which, in the judgment of Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as may be otherwise set forth in Section 45.02), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, provided however that Landlord shall (without any obligation to employ labor at so-called "overtime" or other premium pay rates) use reasonable efforts to minimize such inconvenience, annoyance, injury and interruption.

      Section 31.08. Tenant shall have, appurtenant to the Demised Premises, the non-exclusive right to use the loading dock and freight elevator servicing the Building. Landlord shall endeavor to assure that Tenant has access to such facilities at reasonable times as set forth in a proposed schedule to be furnished from time to time by Tenant. Such usage shall be without charge except during Overtime Periods. In no event shall Landlord be subject to liability on account of delays in the availability of such facilities.

      Section 31.09. Landlord currently arranges for security personnel to be present in the lobby of the Building between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays in order to monitor access to the Building and deter the unauthorized removal of property belonging to tenants. Landlord shall not substantially reduce the level of security presently afforded by such personnel. The foregoing provisions shall in no event be construed as a covenant by Landlord as to the adequacy of any particular security program, and Tenant acknowledges its responsibility to take whatever additional precautions may be advisable to safeguard the Demised Premises and restrict the removal of property therefrom.

      Section 31.10. Landlord shall keep lit all common areas of the Building used by Tenant to obtain access to the Demised Premises. Such access shall be available at all times, subject to Landlord's reasonable security requirements.

      Section 31.11. If any portion of the common areas of the Building become infested with vermin, Landlord shall arrange for the extermination thereof.


                                   ARTICLE 32

                                    CAPTIONS

      Section 32.01. The captions preceding the Articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.


                                   ARTICLE 33

                                ARBITRATION, ETC.

      Section 33.01. Any dispute with respect to (i) the reasonability of any failure or refusal of Landlord to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Sections 4.01 or
12.03 with respect to which request Landlord has agreed, in such Sections, not unreasonably to withhold such consent or approval, or (ii) arising out of the application of the provisions of Articles 23 or 35, which is submitted to arbitration shall be finally determined by arbitration in the City of Boston in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. In making their determination, the arbitrators shall not subtract from, add to, or otherwise modify any of the provisions of this Lease. Landlord and Tenant may, at their own expense, be represented by counsel and employ expert witnesses in any such arbitration. Any dispute with respect to the reasonability of any failure or refusal of Landlord to grant its consent or approval to any request for such consent or approval pursuant to any of the provisions of this Lease (other than Sections 4.01 and 12.03) with respect to which Landlord has covenanted not unreasonably to withhold such consent or approval, shall be determined by applicable legal proceedings. If the determination of any such legal proceedings, or of any arbitration held pursuant to the provisions of this Section with respect to disputes arising under Sections 4.01 and 12.03, shall be adverse to Landlord, Landlord shall be deemed to have granted the requested consent or approval, but that shall be Tenant's sole remedy in such event and Landlord shall not be liable to Tenant for a breach of Landlord's covenant not unreasonably to withhold such consent or approval, or otherwise.


                                   ARTICLE 34

                               ADJACENT EXCAVATION

      Section 34.01. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, to the extent that Landlord is required so to do, afford to the person causing or authorized to cause such excavation, license (subject to the same provisions applicable hereunder in the case of work to be performed by Landlord) to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls and other portions of the Building from injury or damage and to support the same by proper foundations and no such entry shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or said person.


                                   ARTICLE 35

                                 BUILDING RULES

      Section 35.01. Tenant shall observe faithfully, and comply with, and shall not permit the violation of, the Building Rules set forth in Schedule B annexed to and made a part of this Lease and such additional reasonable Building Rules as Landlord may, from time to time, adopt (so long as Tenant has been notified thereof). All of the terms, covenants and conditions of Schedule B are incorporated in this Lease by reference and shall be deemed part of this Lease as though fully set forth in the body of this Lease. The term "Building Rules" as used in this Lease shall include those set forth in Schedule B and those hereafter made or adopted as provided in this Section. In case Tenant disputes the reasonableness of any additional Building Rule hereafter adopted by Landlord such dispute shall be determined by arbitration in accordance with the provisions of Article 33. Tenant's rights to dispute the reasonableness of any additional Building Rule shall be deemed waived unless asserted by service of a notice upon Landlord within thirty (30) days after the date upon which Landlord shall give notice to Tenant of the adoption of any such additional Building Rule. All Building Rules shall be applied uniformly to other tenants whose permitted business activities are comparable to those of Tenant hereunder, provided however that Landlord's failure or refusal to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                                   ARTICLE 36

                                     BROKER

      Section 36.01. Each party represents and warrants that McCall & Almy (whose fee shall be payable by Landlord pursuant to a separate agreement) is the sole broker with whom such party has negotiated or otherwise dealt in connection with the Demised Premises or in bringing about this Lease. Each party shall indemnify and save the other harmless of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees, arising on account of any such negotiations or dealings by such party.

                                   ARTICLE 37

                                  SEVERABILITY

      Section 37.01. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                                   ARTICLE 38

                                ENTIRE AGREEMENT

      Section 38.01. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Demised Premises, the Building, the Real Property or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. Wherever in this Lease it is provided that Landlord's consent or approval is required, Landlord shall have the right to withhold such consent or approval arbitrarily unless otherwise specifically provided to the contrary. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.


                                   ARTICLE 39

                                  PARTIES BOUND

      Section 39.01. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, distributees, executors, administrators, successors and assigns. However, the obligations of Landlord under this Lease shall no longer be binding upon Landlord named herein after the sale, assignment or transfer by Landlord named herein (or upon any subsequent Landlord after the sale, assignment or transfer by such subsequent Landlord) of its interest in the Building as owner or lessee, and in the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. Notwithstanding the foregoing, Landlord shall not be relieved from liability hereunder with respect to matters arising prior to such sale, assignment or transfer. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Real Property and Building for the collection or satisfaction of any judgment recovered against Landlord based upon the breach by Landlord of any of the terms, conditions or covenants of this Lease on the part of Landlord to be performed, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 40

                                 EXISTING LEASE

      Section 40.01. The existing Lease between the parties dated February 15, 1985, as from time to time amended, is hereby terminated with the same force and effect as if the date hereof were the Expiration Date thereunder. To the extent that Tenant has made payments to Landlord pursuant to said Lease in excess of the amounts due hereunder for the period commencing June 1, 1996, Tenant shall be entitled to a credit in the amount of such excess (which the parties acknowledge to be $1,241,418), to be applied against installments of Fixed Rent becoming due hereunder on and after February 1, 1997.


                                   ARTICLE 41

                            EXTENSION OF DEMISED TERM

      Section 41.01. A. Provided Tenant shall not then be in default beyond the applicable grace period in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Tenant may extend the Demised Term for three (3) additional periods of five (5) years each by written notice to Landlord given at least twelve (12) months prior to the commencement of the applicable extension period (referred to as the "Exercise Deadline"), on the same terms and conditions set forth herein, except that Tenant shall have no further option to extend said Term and except further that rent payable with respect to each such extension period shall be established by Landlord after receipt of Tenant's notice exercising its option hereunder, in an amount equivalent to the fair market rental value of the Demised Premises during said extension period, as determined by Landlord subject to Tenant's right to object thereto as hereinafter set forth. Such determination is hereafter referred to as "Landlord's Proposal".

      B. In the event that Tenant objects to Landlord's Proposal with respect to a particular extension period and notifies Landlord of such objection within ten
(10) days following receipt of such Proposal, said value shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected by the two first chosen. Said determination shall take into account, among other relevant considerations, the condition of the Demised Premises (without regard to any breach by Tenant of its maintenance and repair obligations hereunder) and any free rent, construction allowances, assumptions of existing tenant lease obligations, signing bonuses, complimentary special services and other concessions and inducements being offered in connection with the leasing of comparable space in the so-called "Financial District" of Boston. The unanimous written decision of the two first chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen appraiser within ten (10) days following Tenant's notice of objection as hereinabove provided, and unless such two appraisers shall have reached a unanimous decision within sixty (60) days following such ten (10) day period they shall within a further fifteen (15) days elect a third appraiser and notify Landlord and Tenant thereof. Landlord and Tenant shall each bear the expense of the appraiser chosen by it and shall equally bear the expense of the third appraiser (if any). All appraisers chosen or elected hereunder shall have received the M.A.I. (Member Appraisal Institute) designation from the American Institute of Real Estate Appraisers and shall have had at least five (5) years of experience in appraising office space comparable to the Demised Premises. If, as contemplated herein, the rent payable with respect to a particular extension period shall not have been determined prior thereto, then said extension period shall nevertheless commence, and Tenant shall continue to make payments of rent at the then current rate, subject to retroactive adjustment in conformity with and within ten (10) days following such determination. In no event shall the provisions of this paragraph be deemed to permit a reduction of rent below the amount payable by Tenant immediately prior to the commencement of a particular extension period or an increase in rent above the amount set forth in Landlord's Proposal.

      C. If Tenant so requests in writing in the case of a particular extension period (without thereby committing to exercise the foregoing option) during the three (3) month period prior to the Exercise Deadline, Landlord shall render Landlord's Proposal within twenty (20) days following receipt of such request.

      D. The provisions of this Article shall apply to the Seventh Floor Space only after the Expiration Date with respect to said Space has been extended through May 31, 2006 pursuant to Section 1.02.C. without rescission by Landlord of Tenant's option thereunder.


                                   ARTICLE 42

                                     PARKING

      Section 42.01. Tenant shall have the right, throughout the Demised Term and subject to the provisions hereof, to use twenty-four (24) unreserved parking spaces (referred to as the "Spaces") in the garage located in the Building (referred to as the "Garage"). In the event that and at such time as any rentable area is added to or eliminated from the Demised Premises pursuant to the provisions of this Lease, the Spaces shall be proportionately increased or decreased in number (rounding off any fraction to the next lowest integer). The Spaces may be used only by employees of Tenant working in the Building or, to the extent that the Spaces are not being so used, by clients or other guests of Tenant during visits to the Demised Premises. Tenant shall pay for the use of the Spaces at the prevailing monthly rate established from time to time. Such payments shall be deemed additional rent for purposes of this Lease. Tenant shall comply with all rules and regulations promulgated from time to time with respect to the use of the Garage. To the fullest extent permitted by law, Landlord shall not be liable for any injury to persons or theft of or damage to property in the Garage. Tenant may, effective as of the first day of any calendar month and upon at least sixty (60) days' prior notice to Landlord, eliminate any Space to which Tenant is then entitled. Any Space so eliminated need not thereafter again be made available to Tenant pursuant to the provisions of this Section or otherwise.


                                   ARTICLE 43

                     ADDITIONAL SPACE; RIGHT OF FIRST OFFER

      43.01. For purposes of this Paragraph, the term "Additional Space" shall mean those areas on the third (3rd), fifth (5th), sixth (6th), seventh (7th), eighth (8th) and fifteenth (15th) floors of the Building designated as Areas 1 through 7 on the schedule attached hereto as Exhibit E and made a part hereof. In the event that any Additional Space becomes or is to become vacant and Landlord desires to lease said Space other than to its then-current occupant (if any), Landlord shall, so long as this Lease remains in full force and effect without default by Tenant beyond the applicable grace period, make a written offer to lease said Space to Tenant, stating the rent that Landlord will accept as well as all other material terms and conditions of the proposed lease (which rent and other material terms and conditions shall be generally consistent with transactions then being entered into by Landlord for comparable space in the Building). Tenant shall have a right of first refusal to lease said Space by giving written notice to Landlord accepting such offer within ten (10) days after such offer was made. If such notice is not so given by Tenant, then Landlord shall be free to lease said Space to anyone on such terms and conditions as Landlord may elect, in which case Tenant shall have no further recourse with respect thereto. In any case in which Tenant shall have waived said right of first refusal or said right shall have expired, then Tenant shall, on request of Landlord, execute and deliver in recordable form an instrument indicating such waiver or expiration, which instrument shall be conclusive in favor of all persons relying thereon in good faith. Tenant's right of first refusal hereunder shall not apply to the initial leasing after the date hereof of Areas 2, 3 and/or 6 designated on Exhibit E.

                                   ARTICLE 44

                           TENANT'S ELIMINATION OPTION

      44.01. Tenant shall have the option, on a single occasion, to eliminate from the Primary Premises the entire portion thereof located on one or two floors of the Building (hereinafter referred to as the "Elimination Space"). If Tenant wishes to exercise such option, Tenant shall so notify Landlord in writing no later than twelve (12) months prior to the date (hereinafter referred to as the "Elimination Date") on which such elimination is to become effective. The Elimination Date shall be either May 31, 1998 or the last day of any calendar month during the period commencing on January 1, 1999 and ending on December 31, 2003. On or before the Elimination Date, Tenant shall pay to Landlord, in addition to all rent and other amounts due under this Lease, the Elimination Premium, which shall be calculated in accordance with the provisions of Exhibit F attached hereto and made a part hereof. Tenant shall surrender the Elimination Space to Landlord on the Elimination Date in the same manner and with the same force and effect as if such Date were the Expiration Date. Following the Elimination Date, the Fixed Rent, Tenant's Proportionate Share and the Electrical Inclusion Factor, as such terms are defined herein with respect to the Primary Premises, shall each be reduced in the proportion which the area of the Elimination Space bears to the total area of the Primary Premises immediately prior to the Elimination Date.

                                   ARTICLE 45

                                  MISCELLANEOUS

      Section 45.01. Landlord shall include Tenant's name and floor location in any directory maintained by Landlord in the ground floor lobby of the Building. Landlord shall further affix, in the lobby of any floor on which the Demised Premises and other rentable area not leased to Tenant are located, Building standard signage directing visitors to Tenant's offices on said floor.

      Section 45.02. Notwithstanding any other provision of this Lease to the contrary, if Landlord fails to comply with Landlord's obligations under the terms of this Lease to furnish services or to operate any Building system serving the Demised Premises, and if on account of such failure Tenant is able for a period of ten (10) consecutive business days to conduct none of its permitted business activities in the Demised Premises, then in such event Fixed Rent shall equitably abate thereafter so long as such inability continues.

      Section 45.03. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises or elsewhere in the Building any hazardous wastes or hazardous substances, as such terms may be defined by any applicable federal, state or local statute, ordinance, by-law, rule or regulation, including without limitation the Massachusetts Oil and Hazardous Material Release Prevention and Response Act (M.G.L. c. 21E), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss.ss.9601 et seq.), and the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss.6901 et seq.). Except as hereinabove set forth, Tenant shall have no responsibility for the care, removal, transportation, handling or storage of any such hazardous wastes or hazardous substances found in, on, under or about the Demised Premises and Landlord shall be responsible for the proper remediation thereof. The provisions of this Section shall not prohibit the use of customary, commercially-produced office supplies so long as the same are stored and handled in a proper fashion consistent with applicable legal standards.

      Section 45.04. Landlord agrees to indemnify and save Tenant harmless of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from any negligence or wilful misconduct of Landlord or any contractors, agents, servants or employees of Landlord occurring during the Demised Term and any claims by any persons by reason of personal injury or property damage resulting therefrom. If any action or proceeding shall be brought against Tenant based upon any such cause, Tenant shall so notify Landlord forthwith, and if Landlord, upon such notice, shall cause such action or proceeding to be defended at Landlord's expense by counsel acting for Landlord's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant, without any disclaimer of liability by Landlord or such insurance carriers in connection with such claim, Landlord shall not be required to indemnify Tenant for counsel fees in connection with such action or proceeding.

      Section 45.05. Whenever any provision hereof requires the consent or approval of either party, such party may, unless such provision expressly stipulates otherwise, withhold such consent or approval in its sole and absolute discretion. Whenever any provision hereof stipulates that the consent or approval of either party shall not be unreasonably withheld and/or delayed, such provision shall be construed to prohibit the granting of such consent or approval subject to unreasonable conditions.


                                   ARTICLE 46

                                 NOTICE OF LEASE

      Section 46.01. Neither party shall record this Lease in any Registry of Deeds or Registry District, provided however that either party shall at the request of the other execute and deliver a recordable notice of this Lease in the form prescribed by applicable law.


                                   ARTICLE 47

                          TELECOMMUNICATIONS EQUIPMENT

      Section 47.01. To the extent that space is available for such purpose, Landlord will allow Tenant, subject to the same terms and conditions (including without limitation the payment of license fees) afforded to other tenants, to install, maintain and connect to the Demised Premises telecommunications equipment on the roof of the Building. In no event shall the provisions of this Section be construed as an option, right of first refusal or other entitlement in Tenant's favor.

                                   ARTICLE 48

                            TENANT'S EXPANSION OPTION

      Section 48.01. So long as this Lease remains in full force and effect without default by Tenant beyond the applicable grace period, Tenant may add to the Demised Premises, pursuant and subject to the provisions hereof, that portion of the fifteenth (15th) floor of the Building shown on the plan attached hereto as Exhibit G and made a part hereof (referred to as the "Option Space"). The rentable area of the Option Space is agreed to consist of 10,208 square feet. The foregoing option may be exercised by notice given by Tenant to Landlord on or before May 1, 1997. Except as otherwise set forth herein, all terms, covenants and conditions of the Lease generally applicable to the Demised Premises shall be deemed to apply to the Option Space. The provisions of Section 1.02.D and Schedule A relative to the Expansion Area shall likewise pertain to the Option Space, except that the Commencement Date applicable to the Option Space shall not occur prior to October 1, 1997. The Option Space is currently leased to Jager, Smith, Stetler & Arata, P.C., a Massachusetts professional corporation. Landlord shall, on or before April 1, 1997, notify Tenant of the date on which the term of said lease, as the same may hereafter be extended, is scheduled to expire (referred to as the "Current Lease Expiration Date"). In no event may the Current Lease Expiration Date be earlier than June 30, 1997 or later than January 31, 1998. Tenant shall pay Fixed Rent to Landlord pursuant to
Section 1.03 with respect to the Option Space in accordance with the following schedule:

      With respect to the         Fixed Rent shall be payable
      following period:             at the annual rate of:
      -------------------         ---------------------------
  Through May 31, 2001               $306,240.00 ($30 psf)
  June 1, 2001 - May 31, 2006        $331,760.04 ($32.50 psf)

As used with respect to the Option Space, the following Lease terms shall be defined as hereinafter set forth:

      Electrical Inclusion Factor:        $10,208
      Tenant's Proportionate Share:       0.946%
      Construction Deadline:              The 243rd day following the
                                          Plan Approval Date
      Delay Credit:                       $1,259
      Landlord's Construction
        Contribution:                     $326,656
      Plan Approval Date:                 The thirtieth (30th) day prior to the
                                          Current Lease Expiration Date


      IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Witness:                      DEWEY SQUARE TOWER ASSOCIATES
                              By:  Rose Associates of Massachusetts,
                                     Inc., Agent


                              By
                                          Landlord

                                          (CORP. SEAL)


Witness/                      COLONIAL MANAGEMENT ASSOCIATES, INC.
Attest:

                              By

                              Its ________________________________
                                    title (duly-authorized)

                                          Tenant

                                          (CORP. SEAL)

                                    EXHIBIT A

                 [PLANS SHOWING LOCATION OF PORTIONS OF DEMISED
                 PREMISES CONSISTING OF LESS THAN ENTIRE FLOOR]

                                    EXHIBIT B

                      ACKNOWLEDGEMENT OF COMMENCEMENT DATE


      Reference is made to the lease dated May 31, 1996 between DEWEY SQUARE TOWER ASSOCIATES, a Massachusetts partnership, and COLONIAL MANAGEMENT ASSOCIATES, INC., a California corporation, with respect to certain premises contained in the building known as One Financial Center, Boston, Massachusetts. The parties hereby acknowledge that the Commencement Date applicable to the Expansion Area (as such terms are defined in said lease) occurred on ___________ __, 19__. In all other respects, said lease is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the ___ day of ____________, 19__.


                              DEWEY SQUARE TOWER ASSOCIATES
                              By  Rose Associates of Massachusetts, Inc., Agent

                                   By____________________________


                              COLONIAL MANAGEMENT ASSOCIATES, INC.


                              By____________________________

                              Its____________________________
                                   title (duly-authorized)

                                    EXHIBIT C


                      MORTGAGEE'S NON-DISTURBANCE AGREEMENT
                                       AND
                          LESSEE'S AGREEMENT TO ATTORN


      THIS AGREEMENT, made as of this ____ day of ___________, 199_, by and between METROPOLITAN LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of New York, having its principal place of business and a mailing address at One Madison Avenue, New York, New York 10010 (hereinafter referred to as "Mortgagee") and ______________________, a ______________ organized and existing under the laws of the State of
____________, having a place of business and a mailing address at
_________________________________ (hereinafter referred to as "Lessee").

      WHEREAS, Lessee has entered into a certain lease, dated _______________, between Dewey Square Tower Associates, as landlord, and Lessee, as tenant, covering certain space (hereinafter referred to as the "Demised Premises"), in the building located at One Financial Center, Boston, Massachusetts, as further described in the lease (the said lease being hereinafter referred to as the "Lease"); and

      WHEREAS, Mortgagee is the holder of a certain Mortgage and Consolidation Agreement dated February 26, 1988, recorded with Suffolk County Registry of Deeds at Book 14513, Page 1 and filed with the Suffolk Registry District of the Land Court as Document No. 435451, as from time to time amended, and including all prior mortgage liens consolidated therein, which covers the building and land of which the Demised Premises form a part (hereinafter referred to as the "Mortgage"); and

      WHEREAS, Lessee has requested that Mortgagee agree not to disturb Lessee's possessory rights in the Demised Premises in the event Mortgagee should foreclose the Mortgage provided the Lessee: (i) is not then in default under the Lease beyond any applicable notice and cure period; (ii) complies with this Agreement; and (iii) attorns to Mortgagee or the purchaser at the foreclosure sale; and

      WHEREAS, Mortgagee is willing to accommodate Lessee and to so agree thereto on the terms and conditions hereinafter provided;

      NOW, THEREFORE, in consideration of the premises, the foregoing recitals, the mutual covenants contained herein and TEN ($10.00) DOLLARS and other good and valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, Mortgagee and Lessee, intending to be legally bound, hereby agree as follows:

      The Lease is and shall be subject and subordinate in all respects to the Mortgage and to any renewal, modification, replacement or extension of the same and to any subsequent mortgage(s) with which the Mortgage may be spread and consolidated.

      That, provided Lessee complies with this Agreement and is not in default under the terms of the Lease in the payment of rent or additional rent or the performance of any of the terms, conditions, covenants, clauses or agreements on its part to be performed under the Lease, beyond any applicable notice and cure period, as of the date Mortgagee files a lis pendens in, or otherwise commences a foreclosure action, or at any time thereafter, no default under the Mortgage, as modified, extended, increased, spread or consolidated, and no proceeding to foreclose the same, will disturb Lessee's possession under the Lease and the Lease will not be affected or cut off thereby (except to the extent that Lessee's right to receive or set off any moneys or obligations owed or to be performed by Mortgagee's predecessor(s) in title shall not be enforceable thereafter against Mortgagee or any subsequent owner of the real property of which the Demised Premises form a part) and notwithstanding any such foreclosure or other acquisition of the real property of which the Demised Premises form a part by Mortgagee, the Lease will be recognized as a direct lease from Mortgagee or any other party acquiring the real property of which the Demised Premises form a part upon the foreclosure sale on the same terms and conditions as set forth in the Lease, except that Mortgagee, or any subsequent owner of the real property of which the Demised Premises form a part, shall not: (a) be liable for any previous act or omission of landlord under the Lease; (b) be subject to any offset which shall theretofore have accrued to Lessee against landlord; (c) have any obligation with respect to any security deposited under the Lease unless such security has been physically delivered to Mortgagee or any such subsequent owner; or (d) be bound by any previous modification of the Lease or by any previous prepayment of fixed rent for a period greater than (1) month, unless such modification or prepayment shall have been expressly approved in writing by Mortgagee.

      Any provision of this Agreement to the contrary notwithstanding, Mortgagee shall have no obligation, nor incur any liability, with respect to the erection and completion of the building in which the Demised Premises are located or for completion of the Demised Premises or any improvements for Lessee's use and occupancy. Lessee certifies that the term of the Lease has commenced and that the Lease is presently in full force and effect and unmodified; that Lessee has accepted possession of the Demises Premises and that any improvements required by the terms of the Lease have either been completed to the satisfaction of Lessee or provisions, satisfactory to Lessee, are contained in the Lease to assure the completion thereof; that no rent under the Lease has been paid more than one (1) month in advance of its due date; that Lessee, as of the date hereof, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

      That if Mortgagee elects to accept from the then Mortgagor a deed in lieu of foreclosure, Lessee's right to receive or set off any moneys or obligations owed or to be performed by the then landlord shall not be enforceable thereafter against Mortgagee or any subsequent owner of the real property of which the Demised Premises form a part.

      That Lessee will, if requested by Mortgagee, or any subsequent owner of the real property of which the Demised Premises form a part, execute a written agreement whereunder Lessee: (1) attorns to, and agrees to recognize as landlord under the Lease, Mortgagee or any such subsequent owner; (ii) affirms Lessee's obligations under the Lease; and (iii) agrees to pay all rentals and charges then due or to become due as they become due to Mortgagee or such subsequent owner, in accordance with the terms and provisions of the Lease. Lessee, from and after the date hereof, shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to the landlord under the Lease.

      Lessee hereby agrees that, from and after the date hereof, in the event of any act or omission by landlord under the Lease (other than any such act or omission which is not capable of being remedied by landlord under the Lease within a reasonable period) which would give Lessee the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, Lessee will not exercise any such right:
(i) until it has given written notice of such act or omission to Mortgagee by delivering such notice of such act or omission, by certified or registered mail, return receipt requested, or by a nationally recognized air courier which delivers by 10:30 a.m., local time of the recipient thereof and which provides written evidence of delivery thereof (such as, by way of illustration and not limitation, Federal Express), addressed to Mortgagee, at Mortgagee's address as given herein (Attention: Senior Vice-President, Real Estate Investments), or at the last address of Mortgagee, furnished to Lessee in writing; and (ii) until a reasonable period of time for remedying such act or omission following the giving of such notice and the time within which Mortgagee may be entitled pursuant to the Mortgage to remedy the same, shall have elapsed; provided, Mortgagee, at its option, shall, following its receipt of such notice, has elected to commence and continue to remedy such act or omission or to cause the same to be remedied.

      Lessee will neither offer nor make prepayment of rent (for a period in excess of one month) nor further change the terms, covenants, conditions and agreements of the Lease in any manner without the express consent in writing of Mortgagee.

      Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage, except as specifically set forth herein.

      No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding, for any purpose whatsoever, unless in writing and duly executed by the party against whom the same is sought to be asserted.

      This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee's interest is assigned or transferred; and provided further the interest of Lessee under this Agreement may not be assigned or transferred.


      Lessee acknowledged and agrees that this Agreement fully complies with, and satisfies in all respects, any condition or requirement in the Lease relating to the obtainment and granting of a non-disturbance agreement.

      Lessee acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the note secured by the Mortgage. In the event that Mortgagee notifies Lessee of a default under the Mortgage and demands that Lessee pay to Mortgagee Lessee's rent and all other sums due under the Lease, Lessee agrees that it will, and Mortgagor, as landlord under the Lease, hereby authorizes and directs Lessee to honor such demand and pay Lessee's rent and all other sums due under the Lease directly to Mortgagee.

      Mortgagee shall have no responsibility to provide any additional space for which Lessee has any option or right under the Lease unless Mortgagee, at its option, elects to provide the same. Lessee hereby releases Mortgagee from any obligation to provide the same, if any, and Lessee acknowledges and agrees that it shall have no right to cancel the Lease nor have any claim against Mortgagee as a result of the failure to provide any such option space.

      Lessee represents and covenants that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Demised Premises or the real property of which the Demised Premises form a part, or any portion thereof, or any interest therein, and to the extent that Lessee has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate in all respects to the Mortgage and is hereby waived and released as against Mortgagee.

      Mortgagee shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, lessor's title, lessor's authority, habitability, and/or fitness for purpose or possession.

      Anything herein or in the Lease to the contrary notwithstanding, in the event that Mortgagee shall acquire title to the Demised Premises or the real property of which the Demised Premises form a part, Lessee agrees that Mortgagee shall have no obligation, nor incur any liability, beyond Mortgagee's then interest, if any, in the Demised Premises or the real property of which the Demised Premises form a part. Lessee further agrees to look exclusively to such interest of Mortgagee, if any, in the Demised Premises or the real property of which the Demised Premises form a part, for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease and Mortgagee is hereby released or relieved of any other obligations hereunder and under the Lease. Lessee also agrees that with respect to any money judgment which may be obtained or secured by Lessee against Mortgagee, Lessee shall look solely to the estate or interest owned by Mortgagee in the Demised Premises or the real property of which the Demised Premises form a part, or any portion thereof, or interest therein, and Lessee will not collect, nor attempt to collect, any such judgment out of any other assets of Mortgagee.

      IN WITNESS WHEREOF, the parties hereto have respectively executed, or caused to be executed by their respective duly authorized representative(s), this Agreement as of the day and year first above written. MORTGAGEE:

ATTEST/WITNESS:                   METROPOLITAN LIFE INSURANCE
                                        COMPANY

___________________________       By_______________________________

                                        Its______________________________
                                              title (duly-authorized)


                                        LESSEE:

ATTEST/WITNESS:                   ________________________________

____________________________      By______________________________

                                  Its_____________________________
                                       title (duly-authorized)

                                STATE OF NEW YORK

New York, ss:                             _____________ __, 199__

      Then personally appeared the above-named ____________________ and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Metropolitan Life Insurance Company, before me

                                    _____________________________

                                    Notary Public
                                    My Commission Expires:

                          STATE OF ___________________

County of _____________, ss:              _____________ __, 199__

      Then personally appeared the above-named _____________________ and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of ________________________, before me

                                    ____________________________

                                    Notary Public
                                    My Commission Expires:

Dewey Square Tower Associates, as landlord under the Lease and as Mortgagor under the Mortgage, agrees for itself and its successors and assigns, that: (i) the within Agreement does not (a) constitute a waiver by Mortgagee of any of its rights under the Mortgage, and/or (b) in any way release Mortgagor from its obligation to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage; (ii) the provisions of the Mortgage remain in full force and effect and must be complied with by Mortgagor; and
(iii) in the event that Mortgagee notifies Lessee of a default under the Mortgage and demands that Lessee pay to Mortgagee its rent and all other sums due under the Lease, such demand by Mortgagee on Lessee shall be sufficient warrant to Lessee to pay its rent and all other sums due under the Lease to Mortgagee without necessity for consent by Mortgagor or any further evidence of a default under the Mortgage and notwithstanding any claim by Mortgagor to the contrary, and Lessee can, and Mortgagor hereby irrevocably authorizes and directs Lessee to, pay its rent and all other sums due under the lease directly to Mortgagee, as provided in the within Agreement, until further notice by Mortgagee authorizing Lessee to resume rent payments to Mortgagor. Mortgagor, by its execution hereof, hereby expressly acknowledged and agrees that Lessee, in reliance upon Mortgagor's authorization and direction, as herein set forth, will not be deemed, nor declared, in default under the Lease, nor shall Mortgagor make or have any claim against Lessee for any amounts paid by Lessee to Mortgagee pursuant hereto.

                                   MORTGAGOR/LANDLORD:

ATTEST/WITNESS:                    DEWEY SQUARE TOWER ASSOCIATES
                                   By Rose Associates of Massachusetts, Inc.,
agent

____________________________       By____________________________


                                STATE OF NEW YORK

New York, ss:                             ______________ __, 199__

      Then personally appeared the above-named Daniel Rose and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Rose Associates of Massachusetts, Inc. as agent for Dewey Square Tower Associates, before me

                                    ------------------------------

                                    Notary Public
                                    My Commission Expires:

                                    EXHIBIT D

                        CONSTRUCTION MANAGEMENT AGREEMENT


      This Agreement is made as of the _____ day of ___________, 19__, between the Tenant:
__________________________________________ ("Tenant"), and the Construction
Manager:  Rose Associates of Massachusetts, Inc. ("Manager") for the following
Project:
_______________________________________________________________________________

_______________________________________________________________________________

I.     Scope of Services:  Manager shall provide the following services:

A.    Pre-Construction Services
      -------------------------

1. Manager shall review information furnished by Tenant to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with Tenant.

1. Manager shall provide an evaluation of Tenant's schedule and construction budget requirements, each in terms of the other.

1. Manager shall review design documents during their development and advise on selection of materials, building systems and equipment, and methods of Project delivery.

1. Manager shall advise on the division of the Project into individual contracts for various categories of work, including the method to be used for selecting contractors and awarding contracts.

1. Manager shall submit a list of prospective bidders for Tenant's approval.

1. Manager shall issue bidding documents to bidders and conduct pre-bid conferences with prospective bidders.

1. Manager shall receive bids, prepare bid analyses and make recommendations to Tenant for Tenant's award of contracts or rejection of bids.

1. Manager shall assist Tenant in preparing construction contracts and advise Tenant on the acceptability of subcontractors and material suppliers proposed by contractors.

1. Manager shall assist Tenant in obtaining building permits, except for permits required to be obtained directly by the various contractors. Manager shall assist Tenant in connection with Tenant's responsibility for filing documents required for the approvals of governmental authorities having jurisdiction over the Project.

A.     Construction Management Services
       --------------------------------

1. Manager shall provide administration of the contracts for construction in cooperation with Tenant, including attending meetings, endeavoring to obtain satisfactory performance from each of the contractors, and implementing procedures for the review and processing of applications by contractors for progress and final payments.

1. Manager shall determine in general that the work of each contractor is being performed in accordance with the requirements of the contract documents, endeavoring to guard against defects and deficiencies.

1. When Manager considers each contractor's work substantially complete, Manager shall, jointly with the contractor, prepare for Tenant a list of incomplete or unsatisfactory items and a schedule for their completion.

1. Manager shall secure and transmit to Tenant warranties and similar submittals required by the contract documents.

I.    Basis of Compensation to Manager:  Tenant shall compensate
      Manager for its services hereunder as follows:

Manager shall submit invoices to Tenant from time to time and payment shall be made within fifteen (15) days thereafter.

I. Tenant Responsibilities: Tenant shall do the following in a timely manner so as not to delay the services to be provided by Manager:

A. Designate in writing a person to act as Tenant's representative with respect to the services to be rendered under this Agreement. Such person shall have complete authority to transmit instructions, receive information, and interpret and define Tenant's policies and decisions with respect to Manager's services for the Project.

A. Provide all criteria and full information and documentation requested by Manager or necessary for the performance of Manager's Services.

A. Give prompt written notice to Manager whenever Tenant observes or otherwise becomes aware of any circumstance that affects the scope or timing of Manager's services.

A. Establish and update an overall budget for the Project based on consultation with Manager, which shall include construction cost, Tenant's other costs and reasonable contingencies.

I. Independent Contractor Status: Manager shall be a fully independent contractor in performing its services hereunder and shall not act as an agent or employee of Tenant.

I. Changed Conditions and Additional Services: If occurrences or discoveries not known, anticipated, or contemplated by the parties arise during the course of Manager's services, including but not limited to delay, which, in Manager's judgment, require additional work outside the scope of such services, or if Tenant, at any time, by written order, makes changes within the general scope of this Agreement in the services to be performed by Manager causing an increase in Manager's cost, or time required for performance, of any services under this Agreement, an equitable adjustment of Contractor's compensation shall be made, and this Agreement shall be modified in writing accordingly.

I. Cost Estimates: Since Manager has no control over the cost of labor, materials, equipment or services furnished by others, or over competitive bidding or market conditions, any opinion of construction cost provided for herein is to be made on the basis of Manager's experience and qualifications and represents Manager's best judgment; but Manager cannot and does not guarantee that proposals, bids or actual construction costs will not vary from estimates of probable cost given by Manager.

I. Termination: Either party shall have the right to terminate this agreement with respect to the Project for cause if the other party commits a material breach of this Agreement and fails to cure such breach within the time period hereinafter described. A Notice of Default, containing specific reasons for termination, shall be sent to the defaulting party. Termination shall not be effective if the breach has been remedied within ten (10) days after the defaulting party's receipt of the Notice of Default or such later date specified in the Notice of Default, or, if the defaulting party has begun to cure such default within such period and diligently prosecutes curing such default to completion (except that such provision shall not apply to Tenant's failure to pay an invoice). In the event of termination for cause, the parties shall have their remedies at law as to any other rights and obligations between them, subject to the other terms and conditions of this Agreement.

I. Limitation of Liability: To the fullest extent permitted by law, the total liability, in the aggregate, of Manager and Manager's officers, directors, employees, agents, and independent professional associates and consultants, or any of them, to Tenant and anyone claiming by, through or under Tenant, for any and all injuries, claims, losses, expenses, or damages whatsoever arising out of or in any way related to Manager's services, the Project or this Agreement shall not exceed the total compensation received by Manager hereunder.

I. Notices: Any notice required or permitted hereunder shall be in writing and shall be sent by registered or certified mail addressed to Manager at One Financial Center, Boston, Massachusetts 02111 or to Tenant at

_____________________________ __________________________.  Either party may change its respective address by notice to the other.

I. Relationship to Landlord: The Project site consists of premises leased by Tenant from Dewey Square Tower Associates ("Landlord"). In no or omissions or the performance of Manager's duties hereunder, nor shall the provisions of this Agreement be deemed to limit Landlord's right to enforce the provisions of said lease.

I. Applicable State Law: This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

 I. Waiver: A waiver of any breach or omission hereunder shall not constitute a waiver of any subsequent breach or omission unless specifically agreed to in writing by the parties.

      WITNESS the execution hereof under seal as of the day and year first above written.


ROSE ASSOCIATES OF
MASSACHUSETTS, INC.


By                                        By__________________________________


                                          Its_________________________________
                                                 title (duly authorized)

                                    EXHIBIT E

                                ADDITIONAL SPACE


The various Areas included in the Additional Space and the agreed rentable area thereof are as follows:

1     Entire third (3rd) floor (23,717 square feet)
2     Entire fifth (5th) floor (23,847 square feet)
3     Entire sixth (6th) floor (23,377 square feet)
4     Portion of seventh (7th) floor (17,359 square feet)
5     Entire eighth (8th) floor (23,847 square feet)
6     Portion of fifteenth (15th) floor (8,153 square feet)
7     Portion of fifteenth (15th) floor (5,802 square feet)

The location of any such Area consisting of less than an entire floor is shown on the plans attached hereto as Exhibit E-1 and made a part hereof.

                                    EXHIBIT F

                       CALCULATION OF ELIMINATION PREMIUM

The Elimination Premium shall be the amount calculated by Multiplying the rentable area of the Elimination Space times the Elimination Factor in effect when the Elimination Date occurs. With respect to the period ending on January 31, 1999, the Elimination Factor shall be $37.50. The Elimination Factor shall be reduced by 31.25 cents effective as of the first day of February, 1999 and each succeeding calendar month through and including January 2003 such that the Elimination Factor will be $22.50 effective as of January 1, 2003 and will thereafter be subject to no further reduction.

                                    EXHIBIT G

                           [PLAN SHOWING OPTION SPACE]

                                   SCHEDULE A

                             LANDLORD'S CONSTRUCTION


I.          A.    Tenant shall submit to Landlord a plan ("Tenant's Plan") for the renovation of the Expansion Area, including without limitation selection of wall coverings, paint colors and carpeting (the "Work"). Tenant's Plan shall also include as many requests for pricing of alternatives as Tenant wishes to consider prior to authorizing Landlord to commence the work pursuant to Paragraph III below and shall designate any additional contractors from whom Tenant wishes Landlord to solicit proposals in addition to contractors designated by Landlord (all of which contractors, whether designated by Landlord or Tenant, which are deemed to be qualified and financially capable of completing the work in the reasonable judgment of Landlord, are hereinafter referred to as "Designated Contractors"). Landlord agrees to cooperate with Tenant and Tenant's agents, employees and contractors in all respects during the development of Tenant's Plan and shall make available to Tenant, at Tenant's cost, promptly after request therefor, copies of all plans and Building contract specifications directly related thereto.

            B. Tenant's Plan shall be subject to Landlord's approval in accordance with the criteria set forth in Article 4 of this Lease. It shall be Tenant's responsibility to assure that Tenant's Plan has been so approved on or before January 24, 1997 (the "Plan Approval Date"). Such approval shall be deemed to have been granted unless Landlord notifies Tenant to the contrary within five (5) days after the receipt of Tenant's written request for such approval so long as such request expressly and conspicuously recites the effect of Landlord's failure to respond thereto as aforesaid.

II. Upon Landlord's approval of Tenant's Plan, Landlord will promptly solicit proposals from all Designated Contractors for the Work, including such alternative prices as are specified on such Plan. Based upon proposals submitted to Landlord by such Contractors, Landlord shall submit to Tenant Landlord's price to construct the Work, which price shall be based upon the proposal submitted by the Designated Contractor which submitted the lowest total price for such Work, plus an amount equal to three percent (3%) of such Contractor's price as a construction management fee (hereinafter collectively referred to in each such case as "Landlord's Preliminary Price"). Landlord's Preliminary Price, and those prices for alternates specified on Tenant's Plan, shall be submitted to Tenant for review and approval within ten (10) days following receipt by Landlord of all proposals for the Work, together with a copy of each Designated Contractor's proposal.

III.     Tenant shall have ten (10) days in which to (a) review such material,
         (b) either (i) approve such Landlord's Preliminary Price, or (ii) approve some alternative combination of work and the price therefor (including the construction management fee computed pursuant to Paragraph II) based on the proposal submitted by the Designated Contractor selected by Landlord or another Designated Contractor whom Tenant prefers to select, and (c) and authorize Landlord to commence the Work. Landlord's Preliminary Price, as adjusted pursuant to the preceding sentence, is hereinafter referred to as "Landlord's Construction Price".

IV. Landlord agrees to contribute towards the cost of the Work an amount not to exceed $307,936 ("Landlord's Construction Contribution"). Landlord's Construction Contribution shall be applied against the statements rendered by Landlord to Tenant pursuant to the provisions hereof until such Landlord's Construction Contribution shall have been exhausted. Any unused balance of Landlord's Construction Contribution shall be applied as a credit on account of installments of Fixed Rent becoming due under this Lease or may, at Tenant's option, be used to reimburse costs (which shall be evidenced by receipts, invoices and other supporting material reasonably satisfactory to Landlord) incurred by Tenant in connection with the preparation of Tenant's Plan and the leasing of the Expansion Area.

 V. A. Landlord shall perform the Work in a good and workmanlike manner conforming to applicable law and shall use diligent efforts to substantially complete such Work on or before the Construction Deadline. Tenant shall be deemed to have agreed that Landlord has satisfactorily performed all of its obligations with respect to the Work unless Tenant notifies Landlord to the contrary, specifying the respects in which the Work is incomplete or defective, within one hundred eighty (180) days following notice from Landlord that the Work has been substantially completed. Landlord shall correct any incomplete or defective items of Work of which Tenant has notified Landlord as aforesaid promptly after receipt of such notice. In addition, Landlord shall (i) at Landlord's expense, use reasonable efforts to enforce on Tenant's behalf any warranties received by Landlord in connection with the Work and (ii) remain responsible throughout the Demised Term for any repairs which Landlord is otherwise obligated to perform pursuant to the provisions of this Lease.

            B. After application of Landlord's Construction Contribution, Tenant shall pay to Landlord from time to time as the Work progresses and within thirty (30) days next following the rendition of a statement by Landlord to Tenant, sums equal to the remainder of Landlord's Construction Price.

VI. Tenant may from time to time propose revisions to Tenant's Plan. Such revisions shall be subject to Landlord's approval in accordance with the criteria set forth in Article 4 of this Lease, provided however that Landlord shall in no event be obligated to approve any such revision which might tend to delay completion of the Work. To the extent that Tenant's Plan is revised hereunder so as to result in any increase or decrease in Landlord's Construction Price, the amount of such increase shall be added to and the amount of such decrease shall be subtracted from the amount which Tenant is obligated to contribute pursuant to Paragraph V.B.

VIII. Landlord shall be authorized to rely, in connection with any approval or other action to be taken on behalf of Tenant pursuant to this Schedule, only on instructions given by Mark W. Ahern, Manager of Corporate Services, or such other person whom Tenant may from time to time designate by written notice to Landlord.

IX. Landlord shall, if so requested in writing by Tenant, make available for inspection by Tenant such data in Landlord's possession as may be reasonably necessary to enable Tenant to verify the computation of any payment due from Tenant hereunder.